Exhibit 99.1

Contact:	Dan Eggers Investor Relations 312-394-2345 Paul Adams Corporate Communications 410-470-4167

EXELON ANNOUNCES SECOND QUARTER 2016 RESULTS

CHICAGO (August 9, 2016) — Exelon Corporation (NYSE: EXC) announced second quarter 2016 consolidated earnings as follows:

	Second Quarter
	2016	2015
GAAP Results:
Net Income ($ millions)	$267	$638
Diluted Earnings per Share	$0.29	$0.74

Adjusted (non-GAAP) Operating Results:
Net Income ($ millions)	$604	$508
Diluted Earnings per Share	$0.65	$0.59

“Our family of companies continued to perform at top levels for our customers, shareholders and communities,” said Christopher M. Crane, Exelon’s President and chief executive officer. “Exelon achieved earnings of $0.65 per share exceeding our guidance range for the second quarter. For the third quarter we are providing a guidance of $0.65 - $0.75 per share and reaffirming our guidance of $2.40 to $2.70 for the full year.”

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Second Quarter Operating Results

Exelon’s GAAP Net Income decreased to $0.29 per share in the second quarter of 2016 from $0.74 per share in the second quarter of 2015. Exelon’s adjusted (non-GAAP) Operating Earnings increased to $0.65 per share in the second quarter of 2016 from $0.59 per share in the second quarter of 2015. Earnings in the second quarter of 2016 primarily reflect the following favorable factors:

•	Higher utility earnings due to favorable impacts of regulatory rate increases; and

•	Higher revenue at Generation under the Reliability Support Services Agreement approved in the second quarter of 2016 for Ginna for periods retroactive to April 1, 2015.

These factors were partially offset by:

•	Higher operating and maintenance costs at BGE due to charges for certain disallowances contained in the June and July 2016 MDPSC rate case orders;

•	Higher operating and maintenance costs at Generation, which includes the impact of the timing and extended duration of an outage at the Salem nuclear power plant;

•	Higher nuclear decommissioning amortization at Generation; and

•	Lower realized NDT fund investment gains at Generation.

Second quarter 2016 results also include $0.06 per share of PHI GAAP and Adjusted (non-GAAP) Operating Earnings, the impact of which was fully offset by the incremental debt and equity costs incurred in connection with the merger.

Adjusted (non-GAAP) Operating Earnings for the second quarter of 2016 do not include the following items (after tax) that were included in reported GAAP Net Income:

	(in millions)	(per diluted share)
Exelon GAAP Net Income	$267	$0.29
Mark-to-Market Impact of Economic Hedging Activities	185	0.20
Unrealized Gains Related to NDT Fund Investments	(27)	(0.03)
Amortization of Commodity Contract Intangibles	8	0.01
Merger and Integration Costs	1	—
Merger Commitments	1	—
Long-Lived Asset Impairments	22	0.02
Plant Retirements and Divestitures	133	0.14
Cost Management Program	6	0.01
CENG Non-Controlling Interest	8	0.01

Exelon Adjusted (non-GAAP) Operating Earnings	$604	$0.65

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Adjusted (non-GAAP) Operating Earnings for the second quarter of 2015 do not include the following items (after tax) that were included in reported GAAP Net Income:

	(in millions)	(per diluted share)
Exelon GAAP Net Income	$638	$0.74
Mark-to-Market Impact of Economic Hedging Activities	(143)	(0.16)
Unrealized Losses Related to NDT Fund Investments	56	0.06
Amortization of Commodity Contract Intangibles	9	0.01
Merger and Integration Costs	18	0.02
Mark-to-Market Impact of PHI Merger Related Interest Rate Swap	(71)	(0.08)
Long-Lived Asset Impairments	15	0.02
CENG Non-Controlling Interest	(14)	(0.02)

Exelon Adjusted (non-GAAP) Operating Earnings	$508	$0.59

Second Quarter and Recent Highlights

•	Early Retirement of Clinton and Quad Cities Nuclear Facilities: On June 2, 2016, Generation announced it will move forward to shut down the Clinton and Quad Cities nuclear plants on June 1, 2017 and June 1, 2018, respectively. As a result, Exelon and Generation recognized one-time charges in GAAP Operating and maintenance expense of $141 million related to materials and supplies inventory reserve adjustments, employee-related costs and construction work-in-progress impairments, among other items. Additionally, Exelon and Generations’ second quarter 2016 GAAP operating results include an incremental $110 million of pre-tax expense primarily related to accelerated depreciation of plant assets, accelerated amortization of nuclear fuel, and additional asset retirement obligation accretion expense associated with the changes in decommissioning timing and cost assumptions. These amounts have been excluded from GAAP Net Income to arrive at Adjusted (non-GAAP) Operating Earnings.

•	BGE Electric and Natural Gas Distribution Rate Case: In the June and July 2016 rate case orders, the MDPSC authorized electric and natural gas rate increases of $44 million and $48 million, respectively, and allowed ROEs for BGE’s electric and natural gas distribution businesses of 9.75 percent and 9.65 percent, respectively. The new rates took effect for service rendered on or after June 4, 2016. While the MDPSC found compelling evidence to conclude that BGE’s smart grid initiative overall was cost beneficial to customers, the final order contained several cost disallowances and adjustments precluding BGE from recovering the full amount of costs it has incurred and invested in the smart grid initiative. As a result, BGE recorded an $52 million charge to Operating and maintenance expense in the second quarter.

•	Proposed Acquisition of ConEdison Solutions: On July 27, 2016, Generation entered into an Asset Purchase Agreement with ConEdison Solutions, a

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subsidiary of Consolidated Edison, Inc. Pursuant to the Purchase Agreement, ConEdison Solutions agreed to sell its competitive retail electric and natural gas business to Generation for an all cash purchase price of $53 million plus estimated purchase price adjustments, including net working capital, of $130 million. The transaction is expected to close in the third or fourth quarter of 2016. The closing of the transaction is subject to certain conditions, including, obtaining the termination or expiration of any applicable waiting period required under the HSR Act for the consummation of the transaction.

•	New York Clean Energy Standard: On August 1, 2016, the Clean Energy Standard (CES) was approved by the NYPSC, a component of which includes creation of a Tier 3 Zero Emission Credit program targeted at preserving the environmental attributes of zero-emissions nuclear-powered generating facilities that meet the criteria demonstrating public necessity as determined by the NYPSC. Subject to the Ginna and Nine Mile Point nuclear power plants entering into satisfactory contracts with the New York State Energy Research & Development Agency, as required under the CES, and subject to any potential administrative or legal challenges, the CES will allow Ginna and Nine Mile Point to continue to operate at least through the life of the program (March 31, 2029). The duration of the program beyond April 1, 2019 is conditional upon a buyer purchasing the James A. FitzPatrick nuclear generating station and taking title prior to September 1, 2018.

•	Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station and 100 percent of the CENG units, produced 42,453 gigawatt-hours (GWh) in the second quarter of 2016, compared with 43,805 GWh in the second quarter of 2015. Excluding Salem, the Exelon-operated nuclear plants at ownership achieved a 92.3 percent capacity factor for the second quarter of 2016, compared with 93.1 percent for the second quarter of 2015. The number of planned refueling outage days in the second quarter of 2016 totaled 87, compared with 71 in the second quarter of 2015. There were 21 non-refueling outage days in the second quarter of 2016, compared with 18 days in the second quarter of 2015.

•	Fossil and Renewables Operations: The Dispatch Match rate for Generation’s gas and hydro fleet was 97.4 percent in the second quarter of 2016, compared with 99.2 percent in the second quarter of 2015. The lower performance in the quarter was primarily due to an unplanned outage in April at Wolf Hollow, in Texas. Energy Capture for the wind and solar fleet was 95.5 percent in the second quarter of 2016, compared with 96.1 percent in the second quarter of 2015. The lower performance was attributed to minor mechanical issues across the fleet.

•	Pepco District of Columbia Electric Distribution Rate Case: On June 30, 2016, Pepco filed an application with the DCPSC requesting an increase of $86 million to its annual service revenues for electric delivery, based on a requested ROE of 10.6 percent. Any adjustments to rates approved by the DCPSC are expected to take effect in June 2017.

•	DPL Maryland Electric Distribution Rate Case: On July 20, 2016, DPL filed an application with the MDPSC requesting an increase of $66 million to its electric distribution base rates, based on a requested ROE of 10.6 percent. Any adjustments to rates approved by the MDPSC are expected to take effect in February 2017.

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•	DPL Delaware Electric and Natural Gas Distribution Rate Case: On May 17, 2016, DPL filed an application with the DPSC requesting an increase of $63 million and $22 million to its electric and natural gas distribution base rates, based on a requested ROE of 10.6 percent. While the DPSC is not required to issue a decision on the application within a specified period time, Delaware law allows DPL to put into effect $2.5 million of the rate increase two months after filing the application and the entire requested rate increase seven months after filing, subject to a cap and a refund obligation based on the final DPSC order.

•	BGE Preference Stock Redemption: BGE has $190 million of cumulative preference stock that are redeemable at its option at any time for the redemption price of $100 per share, plus accrued and unpaid dividends. On July 3, 2016, BGE redeemed all 400,000 shares of its outstanding 7.125 percent Cumulative Preference Stock, 1993 Series and all 600,000 shares of its outstanding 6.99 percent Cumulative Preference Stock, 1995 Series for $100 million, plus accrued and unpaid dividends. Following these redemptions, BGE has $90 million remaining of cumulative preference stock outstanding.

•	Financing Activities:

•	On May 26, 2016, Exelon Corporate, Generation, ComEd, PECO and BGE entered into amendments to each of their respective syndicated revolving credit facilities, which extended the maturity of each of the facilities to May 26, 2021. Exelon Corporate also increased the size of its facility from $500 million to $600 million. In addition, PHI, Pepco, DPL and ACE entered into an amendment to their Second Amended and Restated Credit Agreement which extended the maturity date of the facility to May 26, 2021, removed PHI as a borrower under the facility and decreased the size of the facility from $1.5 billion to $900 million.

•	On June 27, 2016, ComEd issued $500 million in aggregate principal amount of its First Mortgage Bonds, 2.550 percent Series due June 15, 2026 and $700 million in aggregate principal amount of its First Mortgage Bonds, 3.650 percent Series due June 15, 2046. The net proceeds from sale of the bonds will be used to refinance maturing mortgage bonds, repay a portion of ComEd’s outstanding commercial paper obligations and for general corporate purposes.

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Hedging Update: Exelon’s hedging program involves the hedging of commodity risk for Exelon’s expected generation, typically on a ratable basis over a three-year period. The proportion of expected generation hedged as of June 30, 2016, is 97.0 percent to 100.0 percent for 2016, 78.0 percent to 81.0 percent for 2017, and 47.0 percent to 50.0 percent for 2018. Expected generation is the volume of energy that best represents our financial exposure through owned or

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contracted capacity. The primary objective of Exelon’s hedging program is to manage market risks and protect the value of its generation and its investment-grade balance sheet, while preserving its ability to participate in improving long-term market fundamentals.

Operating Company Results

ComEd consists of electricity transmission and distribution operations in Northern Illinois.

ComEd’s second quarter 2016 GAAP Net Income was $145 million compared with $99 million in the second quarter of 2015. Adjusted (non-GAAP) Operating Earnings for the second quarter of 2016 and 2015 do not include merger and integration costs that were included in reported GAAP earnings. A reconciliation of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings is presented in the table below:

($ millions)	2Q16	2Q15
ComEd GAAP Net Income	$145	$99
Merger and Integration Costs	1	2

ComEd Adjusted (non-GAAP) Operating Earnings	$146	$101

ComEd’s Adjusted (non-GAAP) Operating Earnings in the second quarter of 2016 increased by $45 million from the same quarter in 2015, primarily due to higher electric distribution and transmission formula rate earnings and favorable weather.

For the second quarter of 2016, heating degree-days in the ComEd service territory were up 10.1 percent relative to the same period in 2015 and were 1.3 percent below normal. Cooling degree days were up 69.6 percent relative to the same period in 2015 and were 33.0 percent above normal. Total retail deliveries increased by 4.3 percent in the second quarter of 2016 compared with the same period in 2015.

Weather-normalized retail electric deliveries remained relatively consistent in the second quarter of 2016 compared with the same period in 2015.

PECO consists of electricity transmission and distribution operations and retail natural gas distribution operations in Southeastern Pennsylvania.

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PECO’s second quarter 2016 GAAP Net Income was $100 million compared with $70 million in the second quarter of 2015. Adjusted (non-GAAP) Operating Earnings for the second quarter of 2016 and 2015 do not include certain items (after tax) that were included in reported GAAP earnings. A reconciliation of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings is presented in the table below:

($ millions)	2Q16	2Q15
PECO GAAP Net Income	$100	$70
Merger and Integration Costs	—	1
Cost Management Program	1	—

PECO Adjusted (non-GAAP) Operating Earnings	$101	$71

PECO’s Adjusted (non-GAAP) Operating Earnings in the second quarter of 2016 increased by $30 million from the same quarter in 2015, primarily due to increased electric distribution revenue pursuant to a rate increase effective January 1, 2016 and the impact of a cumulative tax adjustment related to an anticipated gas repairs tax return accounting method change.

For the second quarter of 2016, heating degree-days in the PECO service territory were up 42.1 percent relative to the same period in 2015 and were 0.6 percent above normal. Cooling degree days were down 23.8 percent relative to the same period in 2015 and were 12.4 percent above normal. Total retail electric deliveries were down 1.9 percent compared with the second quarter of 2015. Natural gas deliveries (including both retail and transportation segments) in the second quarter of 2016 were up 8.9 percent compared with the same period in 2015.

Weather-normalized retail electric deliveries remained relatively consistent while gas deliveries decreased 1.5 percent in the second quarter of 2016 compared with the same period in 2015. The decreased gas volumes were driven primarily by lower use per customer.

BGE consists of electricity transmission and distribution operations and retail natural gas distribution operations in Central Maryland.

BGE’s second quarter 2016 GAAP Net Income was $31 million compared with $44 million in the second quarter of 2015. Adjusted (non-GAAP) Operating Earnings for the second quarter of 2016 and 2015 do not include certain items (after tax) that were included in reported GAAP earnings. A reconciliation of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings is presented in the table below:

($ millions)	2Q16	2Q15
BGE GAAP Net Income	$31	$44
Merger and Integration Costs	(3)	1
Cost Management Program	1	—

BGE Adjusted (non-GAAP) Operating Earnings	$29	$45

BGE’s Adjusted (non-GAAP) Operating Earnings in the second quarter of 2016 decreased $16 million from the same quarter in 2015, primarily due to charges for certain disallowances contained in the June and July 2016 rate orders and increased underground conduit rental fees assessed by the City of Baltimore, partially offset by increased transmission revenue due to increased capital investments and operating and maintenance expense recoveries and increased distribution revenue pursuant to increased rates effective in June 2016. Due to revenue decoupling, BGE is not affected by actual weather with the exception of major storms.

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PHI consists of electricity transmission and distribution operations in the District of Columbia and portions of Maryland, Delaware, and New Jersey and retail natural gas distribution operations in northern Delaware.

PHI’s second quarter 2016 GAAP Net Income was $52 million. Adjusted (non-GAAP) Operating Earnings do not include merger commitments that were included in reported GAAP earnings. A reconciliation of GAAP Net Income to (after-tax) Adjusted (non-GAAP) Operating Earnings is presented in the table below:

($ millions)	2Q16
PHI GAAP Net Income	$52
Merger Commitments	1

PHI Adjusted (non-GAAP) Operating Earnings	$53

Generation consists of owned and contracted electric generating facilities and wholesale and retail customer supply of electric and natural gas products and services, including renewable energy products, risk management services and natural gas exploration and production activities.

Generation’s second quarter 2016 GAAP Net Loss was $8 million compared with GAAP Net Income of $398 million in the second quarter of 2015. Adjusted (non-GAAP) Operating Earnings for the second quarter of 2016 and 2015 do not include various items (after tax) that were included in reported GAAP earnings. A reconciliation of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings is presented in the table below:

($ millions)	2Q16	2Q15
Generation GAAP Net (Loss) Income	$(8)	$398
Mark-to-Market Impact of Economic Hedging Activities	185	(145)
Unrealized (Gains) Losses Related to NDT Fund Investments	(27)	56
Amortization of Commodity Contract Intangibles	8	9
Merger and Integration Costs	3	5
Long-Lived Asset Impairments	22	—
Plant Retirements and Divestitures	133	—
Cost Management Program	4	—
CENG Non-Controlling Interest	8	(14)

Generation Adjusted (non-GAAP) Operating Earnings	$328	$309

Generation’s Adjusted (non-GAAP) Operating Earnings in the second quarter of 2016 increased by $19 million compared with the same quarter in 2015. This increase primarily reflects higher revenue under the Reliability Support Services Agreement approved in the second quarter of 2016 for Ginna for periods retroactive to April 1, 2015, mostly offset by the impacts of the timing and extended duration of an outage at the Salem nuclear power plant, lower realized gains on nuclear decommissioning trust funds, and increased nuclear decommissioning amortization expense.

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Non-GAAP Financial Measures

In addition to net income as determined under generally accepted accounting principles in the United States (GAAP), Exelon evaluates its operating performance using the measure of adjusted (non-GAAP) operating earnings because management believes it represents earnings directly related to the ongoing operations of the business. Adjusted (non-GAAP) operating earnings exclude certain costs, expenses, gains and losses and other specified items. This information is intended to enhance an investor’s overall understanding of period over period operating results and provide an indication of Exelon’s baseline operating performance excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this information is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets and planning and forecasting of future periods. Adjusted (non-GAAP) operating earnings is not a presentation defined under GAAP and may not be comparable to other companies’ presentation. The Company has provided the non-GAAP financial measure as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. Adjusted (non-GAAP) operating earnings should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP measures provided in this earnings release and attachments. This press release and earnings release attachments provide reconciliations of adjusted (non-GAAP) operating earnings to the most directly comparable financial measures calculated and presented in accordance with GAAP, are posted on Exelon’s website: www.exeloncorp.com, and have been furnished to the Securities and Exchange Commission on Form 8-K on August 9, 2016.

Cautionary Statements Regarding Forward-Looking Information

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Exelon Generation Company, LLC, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company, Pepco Holdings LLC (PHI), Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company (Registrants) include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2015 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 23; (2) PHI’s 2015 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 16; (3) Exelon’s Second Quarter 2016 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 18 and (4) other factors discussed in filings with the SEC by the Registrants.

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Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

# # #

Exelon Corporation (NYSE: EXC) is a Fortune 100 energy company with the largest number of utility customers in the U.S. Exelon does business in 48 states, the District of Columbia and Canada and had 2015 revenue of $34.5 billion. Exelon’s six utilities deliver electricity and natural gas to approximately 10 million customers in Delaware, the District of Columbia, Illinois, Maryland, New Jersey and Pennsylvania through its Atlantic City Electric, BGE, ComEd, Delmarva Power, PECO and Pepco subsidiaries. Exelon is one of the largest competitive U.S. power generators, with more than 32,700 megawatts of nuclear, gas, wind, solar and hydroelectric generating capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 2 million residential, public sector and business customers, including more than two-thirds of the Fortune 100. Follow Exelon on Twitter @Exelon.

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Earnings Release Attachments

Table of Contents

Consolidating Statements of Operations - three months ended June 30, 2016 and 2015	1

Consolidating Statements of Operations - six months ended June 30, 2016 and 2015	2

Business Segment Comparative Statements of Operations - Generation and ComEd - three and six months ended June 30, 2016 and 2015	3

Business Segment Comparative Statements of Operations - PECO and BGE - three and six months ended June 30, 2016 and 2015	4

Business Segment Comparative Statements of Operations - PHI and Other - three and six months ended June 30, 2016 and 2015	5

Consolidated Balance Sheets - June 30, 2016 and December 31, 2015	6

Consolidated Statements of Cash Flows - six months ended June 30, 2016 and 2015	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - three months ended June 30, 2016 and 2015	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - six months ended June 30, 2016 and 2015	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - three months ended June 30, 2016 and 2015	12

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - six months ended June 30, 2016 and 2015	14

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Generation - three and six months ended June 30, 2016 and 2015	16

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - ComEd - three and six months ended June 30, 2016 and 2015	18

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - PECO - three and six months ended June 30, 2016 and 2015	19

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - BGE - three and six months ended June 30, 2016 and 2015	20

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statement of Operations - PHI - three and six months ended June 30, 2016 and 2015	21

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Other - three and six months ended June 30, 2016 and 2015	22

Exelon Generation Statistics - three months ended June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015 and June 30, 2015	24

Exelon Generation Statistics - six months ended June 30, 2016 and 2015	25

ComEd Statistics - three and six months ended June 30, 2016 and 2015	26

PECO Statistics - three and six months ended June 30, 2016 and 2015	27

BGE Statistics - three and six months ended June 30, 2016 and 2015	29

Pepco Statistics - three and six months ended June 30, 2016 and 2015	31

DPL Statistics - three and six months ended June 30, 2016 and 2015	32

ACE Statistics - three and six months ended June 30, 2016 and 2015	34

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Three Months Ended June 30, 2016
	Generation	ComEd	PECO	BGE	PHI (a)	Other (b)	Exelon Consolidated
Operating revenues	$3,589	$1,286	$664	$680	$1,066	$(375)	$6,910
Operating expenses
Purchased power and fuel	1,577	339	217	261	416	(356)	2,454
Operating and maintenance	1,530	368	190	208	246	(37)	2,505
Depreciation and amortization	408	190	67	97	160	19	941
Taxes other than income	118	65	38	55	108	10	394

Total operating expenses	3,633	962	512	621	930	(364)	6,294
Gain on sales of assets	31	—	—	—	—	—	31

Operating (loss) income	(13)	324	152	59	136	(11)	647

Other income and (deductions)
Interest expense, net	(99)	(91)	(31)	(24)	(66)	(65)	(376)
Other, net	117	3	2	5	11	6	144

Total other income and (deductions)	18	(88)	(29)	(19)	(55)	(59)	(232)

Income (loss) before income taxes	5	236	123	40	81	(70)	415
Income taxes	(31)	91	23	6	29	(16)	102
Equity in (losses) earnings of unconsolidated affiliates	(8)	—	—	—	—	1	(7)

Net income (loss)	28	145	100	34	52	(53)	306

Net income attributable to noncontrolling interests and preference stock dividends	36	—	—	3	—	—	39

Net (loss) income attributable to common shareholders	$(8)	$145	$100	$31	$52	$(53)	$267

	Three Months Ended June 30, 2015
	Generation	ComEd	PECO	BGE	PHI (a)	Other (b)	Exelon Consolidated
Operating revenues	$4,232	$1,148	$661	$628	$—	$(155)	$6,514
Operating expenses
Purchased power and fuel	1,849	275	237	239	—	(151)	2,449
Operating and maintenance	1,308	384	192	149	—	9	2,042
Depreciation and amortization	255	177	69	87	—	14	602
Taxes other than income	124	69	39	54	—	8	294

Total operating expenses	3,536	905	537	529	—	(120)	5,387
Gain on sales of assets	7	—	—	—	—	—	7

Operating income (loss)	703	243	124	99	—	(35)	1,134

Other income and (deductions)
Interest expense, net	(99)	(81)	(28)	(24)	—	77	(155)
Other, net	(31)	5	1	4	—	4	(17)

Total other income and (deductions)	(130)	(76)	(27)	(20)	—	81	(172)

Income before income taxes	573	167	97	79	—	46	962
Income taxes	181	68	27	32	—	19	327
Equity in losses of unconsolidated affiliates	(2)	—	—	—	—	—	(2)

Net income	390	99	70	47	—	27	633

Net (loss) income attributable to noncontrolling interests and preference stock dividends	(8)	—	—	3	—	—	(5)

Net income attributable to common shareholders	$398	$99	$70	$44	$—	$27	$638

(a)	PHI includes the consolidated results of Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company from April 1, 2016 to June 30, 2016.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Six Months Ended June 30, 2016
	Generation	ComEd	PECO	BGE	PHI (a)	Other (b)	Exelon Consolidated
Operating revenues	$8,329	$2,535	$1,505	$1,609	$1,171	$(664)	$14,485
Operating expenses
Purchased power and fuel	4,020	686	537	634	454	(623)	5,708
Operating and maintenance	2,997	736	405	410	695	98	5,341
Depreciation and amortization	697	379	134	206	174	36	1,626
Taxes other than income	244	141	80	114	123	18	720

Total operating expenses	7,958	1,942	1,156	1,364	1,446	(471)	13,395
Gain on sales of assets	31	5	—	—	—	4	40

Operating income (loss)	402	598	349	245	(275)	(189)	1,130

Other income and (deductions)
Interest expense, net	(196)	(177)	(62)	(48)	(71)	(109)	(663)
Other, net	210	7	4	11	12	14	258

Total other income and (deductions)	14	(170)	(58)	(37)	(59)	(95)	(405)

Income (loss) before income taxes	416	428	291	208	(334)	(284)	725
Income taxes	120	168	67	73	(77)	(66)	285
Equity in (losses) earnings of unconsolidated affiliates	(11)	—	—	—	—	1	(10)

Net income (loss)	285	260	224	135	(257)	(217)	430

Net (loss) income attributable to noncontrolling interests and preference stock dividends	(17)	—	—	6	—	1	(10)

Net income (loss) attributable to common shareholders	$302	$260	$224	$129	$(257)	$(218)	$440

	Six Months Ended June 30, 2015
	Generation	ComEd	PECO	BGE	PHI (a)	Other (b)	Exelon Consolidated
Operating revenues	$10,074	$2,333	$1,646	$1,664	$—	$(372)	$15,345
Operating expenses
Purchased power and fuel	5,282	601	675	726	—	(365)	6,919
Operating and maintenance	2,619	762	414	331	—	(3)	4,123
Depreciation and amortization	509	352	131	192	—	28	1,212
Taxes other than income	246	146	80	111	—	15	598

Total operating expenses	8,656	1,861	1,300	1,360	—	(325)	12,852
Gain on sales of assets	6	—	1	—	—	1	8

Operating income (loss)	1,424	472	347	304	—	(46)	2,501

Other income and (deductions)
Interest expense, net	(201)	(165)	(56)	(50)	—	(29)	(501)
Other, net	62	9	3	8	—	(18)	64

Total other income and (deductions)	(139)	(156)	(53)	(42)	—	(47)	(437)

Income (loss) before income taxes	1,285	316	294	262	—	(93)	2,064
Income taxes	407	127	85	105	—	(34)	690
Equity in (losses) earnings of unconsolidated affiliates	(3)	—	—	—	—	1	(2)

Net income (loss)	875	189	209	157	—	(58)	1,372

Net income attributable to noncontrolling interests and preference stock dividends	34	—	—	6	—	1	41

Net income (loss) attributable to common shareholders	$841	$189	$209	$151	$—	$(59)	$1,331

(a)	PHI includes the consolidated results of Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company from March 24, 2016 to June 30, 2016.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Generation
	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	Variance	2016	2015	Variance
Operating revenues	$3,589	$4,232	$(643)	$8,329	$10,074	$(1,745)
Operating expenses
Purchased power and fuel	1,577	1,849	(272)	4,020	5,282	(1,262)
Operating and maintenance	1,530	1,308	222	2,997	2,619	378
Depreciation and amortization	408	255	153	697	509	188
Taxes other than income	118	124	(6)	244	246	(2)

Total operating expenses	3,633	3,536	97	7,958	8,656	(698)
Gain on sales of assets	31	7	24	31	6	25

Operating (loss) income	(13)	703	(716)	402	1,424	(1,022)

Other income and (deductions)
Interest expense, net	(99)	(99)	—	(196)	(201)	5
Other, net	117	(31)	148	210	62	148

Total other income and (deductions)	18	(130)	148	14	(139)	153

Income before income taxes	5	573	(568)	416	1,285	(869)
Income taxes	(31)	181	(212)	120	407	(287)
Equity in losses of unconsolidated affiliates	(8)	(2)	(6)	(11)	(3)	(8)

Net income	28	390	(362)	285	875	(590)

Net income (loss) attributable to noncontrolling interests and preference stock dividends	36	(8)	44	(17)	34	(51)

Net (loss) income attributable to membership interest	$(8)	$398	$(406)	$302	$841	$(539)

	ComEd
	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	Variance	2016	2015	Variance
Operating revenues	$1,286	$1,148	$138	$2,535	$2,333	$202
Operating expenses
Purchased power	339	275	64	686	601	85
Operating and maintenance	368	384	(16)	736	762	(26)
Depreciation and amortization	190	177	13	379	352	27
Taxes other than income	65	69	(4)	141	146	(5)

Total operating expenses	962	905	57	1,942	1,861	81
Gain on sales of assets	—	—	—	5	—	5

Operating income	324	243	81	598	472	126

Other income and (deductions)
Interest expense, net	(91)	(81)	(10)	(177)	(165)	(12)
Other, net	3	5	(2)	7	9	(2)

Total other income and (deductions)	(88)	(76)	(12)	(170)	(156)	(14)

Income before income taxes	236	167	69	428	316	112
Income taxes	91	68	23	168	127	41

Net income	$145	$99	$46	$260	$189	$71

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	Variance	2016	2015	Variance
Operating revenues	$664	$661	$3	$1,505	$1,646	$(141)
Operating expenses
Purchased power and fuel	217	237	(20)	537	675	(138)
Operating and maintenance	190	192	(2)	405	414	(9)
Depreciation and amortization	67	69	(2)	134	131	3
Taxes other than income	38	39	(1)	80	80	—

Total operating expenses	512	537	(25)	1,156	1,300	(144)
Gain on sales of assets	—	—	—	—	1	(1)

Operating income	152	124	28	349	347	2

Other income and (deductions)
Interest expense, net	(31)	(28)	(3)	(62)	(56)	(6)
Other, net	2	1	1	4	3	1

Total other income and (deductions)	(29)	(27)	(2)	(58)	(53)	(5)

Income before income taxes	123	97	26	291	294	(3)
Income taxes	23	27	(4)	67	85	(18)

Net income attributable to common shareholder	$100	$70	$30	$224	$209	$15

	BGE
	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	Variance	2016	2015	Variance
Operating revenues	$680	$628	$52	$1,609	$1,664	$(55)
Operating expenses
Purchased power and fuel	261	239	22	634	726	(92)
Operating and maintenance	208	149	59	410	331	79
Depreciation and amortization	97	87	10	206	192	14
Taxes other than income	55	54	1	114	111	3

Total operating expenses	621	529	92	1,364	1,360	4

Operating income	59	99	(40)	245	304	(59)

Other income and (deductions)
Interest expense, net	(24)	(24)	—	(48)	(50)	2
Other, net	5	4	1	11	8	3

Total other income and (deductions)	(19)	(20)	1	(37)	(42)	5

Income before income taxes	40	79	(39)	208	262	(54)
Income taxes	6	32	(26)	73	105	(32)

Net income	34	47	(13)	135	157	(22)

Preference stock dividends	3	3	—	6	6	—

Net income attributable to common shareholder	$31	$44	$(13)	$129	$151	$(22)

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PHI (a)
	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	Variance	2016	2015	Variance
Operating revenues	$1,066	$—	$1,066	$1,171	$—	$1,171
Operating expenses
Purchased power and fuel	416	—	416	454	—	454
Operating and maintenance	246	—	246	695	—	695
Depreciation and amortization	160	—	160	174	—	174
Taxes other than income	108	—	108	123	—	123

Total operating expenses	930	—	930	1,446	—	1,446

Operating income (loss)	136	—	136	(275)	—	(275)

Other income and (deductions)
Interest expense, net	(66)	—	(66)	(71)	—	(71)
Other, net	11	—	11	12	—	12

Total other income and (deductions)	(55)	—	(55)	(59)	—	(59)

Income (loss) before income taxes	81	—	81	(334)	—	(334)
Income taxes	29	—	29	(77)	—	(77)

Net income (loss)	$52	$—	$52	$(257)	$—	$(257)

	Other (b)
	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	Variance	2016	2015	Variance
Operating revenues	$(375)	$(155)	$(220)	$(664)	$(372)	$(292)
Operating expenses
Purchased power and fuel	(356)	(151)	(205)	(623)	(365)	(258)
Operating and maintenance	(37)	9	(46)	98	(3)	101
Depreciation and amortization	19	14	5	36	28	8
Taxes other than income	10	8	2	18	15	3

Total operating expenses	(364)	(120)	(244)	(471)	(325)	(146)
Gain on sales of assets	—	—	—	4	1	3

Operating loss	(11)	(35)	24	(189)	(46)	(143)

Other income and (deductions)
Interest expense, net	(65)	77	(142)	(109)	(29)	(80)
Other, net	6	4	2	14	(18)	32

Total other income and (deductions)	(59)	81	(140)	(95)	(47)	(48)

Loss before income taxes	(70)	46	(116)	(284)	(93)	(191)
Income taxes	(16)	19	(35)	(66)	(34)	(32)
Equity in earnings of unconsolidated affiliates	1	—	1	1	1	—

Net (loss) income	(53)	27	(80)	(217)	(58)	(159)

Net income attributable to noncontrolling interests and preference stock dividends	—	—	—	1	1	—

Net (loss) income attributable to common shareholders	$(53)	$27	$(80)	$(218)	$(59)	$(159)

(a)	PHI includes the consolidated results of Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company from March 24, 2016 to June 30, 2016 for six months ended and April 1, 2016 to June 30, 2016 for three months ended. Exelon did not own PHI in 2015.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Consolidated Balance Sheets

(in millions)	June 30, 2016	December 31, 2015
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$1,647	$6,502
Restricted cash and cash equivalents	201	205
Accounts receivable, net
Customer	3,671	3,187
Other	988	912
Mark-to-market derivative assets	759	1,365
Unamortized energy contract assets	69	86
Inventories, net
Fossil fuel and emission allowances	317	462
Materials and supplies	1,183	1,104
Regulatory assets	1,559	759
Other	1,101	752

Total current assets	11,495	15,334

Property, plant and equipment, net	70,693	57,439
Deferred debits and other assets
Regulatory assets	10,121	6,065
Nuclear decommissioning trust funds	10,737	10,342
Investments	502	639
Goodwill	6,696	2,672
Mark-to-market derivative assets	546	758
Unamortized energy contracts assets	461	484
Pledged assets for Zion Station decommissioning	161	206
Other	1,366	1,445

Total deferred debits and other assets	30,590	22,611

Total assets	$112,778	$95,384

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$951	$533
Long-term debt due within one year	2,693	1,500
Accounts payable	2,826	2,883
Accrued expenses	2,757	2,376
Payables to affiliates	8	8
Regulatory liabilities	503	369
Mark-to-market derivative liabilities	152	205
Unamortized energy contract liabilities	508	100
Renewable energy credit obligation	316	302
PHI merger related obligation	155	—
Other	1,025	842

Total current liabilities	11,894	9,118

Long-term debt	31,541	23,645
Long-term debt to financing trusts	641	641
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	17,662	13,776
Asset retirement obligations	9,256	8,585
Pension obligations	3,767	3,385
Non-pension postretirement benefit obligations	1,900	1,618
Spent nuclear fuel obligation	1,023	1,021
Regulatory liabilities	4,389	4,201
Mark-to-market derivative liabilities	442	374
Unamortized energy contract liabilities	1,011	117
Payable for Zion Station decommissioning	54	90
Other	1,876	1,491

Total deferred credits and other liabilities	41,380	34,658

Total liabilities	85,456	68,062

Commitments and contingencies
Contingently redeemable noncontrolling interest	24	28
Shareholders’ equity
Common stock	18,722	18,676
Treasury stock, at cost	(2,327)	(2,327)
Retained earnings	11,926	12,068
Accumulated other comprehensive loss, net	(2,565)	(2,624)

Total shareholders’ equity	25,756	25,793
BGE preference stock not subject to mandatory redemption	193	193
Noncontrolling interests	1,349	1,308

Total equity	27,298	27,294

Total liabilities and shareholders’ equity	$112,778	$95,384

EXELON CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities
Net income	$430	$1,372
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization, depletion and accretion, including nuclear fuel and energy contract amortization	2,396	1,957
Impairment of long-lived assets and losses on regulatory assets	239	24
Gain on sales of assets	(40)	(8)
Deferred income taxes and amortization of investment tax credits	261	211
Net fair value changes related to derivatives	194	(507)
Net realized and unrealized gains on nuclear decommissioning trust fund investments	(114)	(2)
Other non-cash operating activities	1,056	579
Changes in assets and liabilities:
Accounts receivable	86	253
Inventories	89	159
Accounts payable and accrued expenses	(363)	(540)
Option premiums received, net	(10)	22
Collateral received, net	710	659
Income taxes	470	247
Pension and non-pension postretirement benefit contributions	(258)	(301)
Other assets and liabilities	(593)	(156)

Net cash flows provided by operating activities	4,553	3,969

Cash flows from investing activities
Capital expenditures	(4,489)	(3,460)
Proceeds from nuclear decommissioning trust fund sales	4,977	3,314
Investment in nuclear decommissioning trust funds	(5,094)	(3,437)
Acquisition of businesses, net of cash acquired	(6,642)	(28)
Proceeds from sales of long-lived assets	45	145
Proceeds from termination of direct financing lease investment	360	—
Change in restricted cash	15	(3)
Other investing activities	(49)	(77)

Net cash flows used in investing activities	(10,877)	(3,546)

Cash flows from financing activities
Changes in short-term borrowings	(798)	94
Proceeds from short-term borrowings with maturities greater than 90 days	194	—
Repayments on short-term borrowings with maturities greater than 90 days	(315)	—
Issuance of long-term debt	3,174	5,907
Retirement of long-term debt	(217)	(1,708)
Dividends paid on common stock	(582)	(537)
Proceeds from employee stock plans	17	16
Other financing activities	(4)	(59)

Net cash flows provided by financing activities	1,469	3,713

(Decrease) increase in cash and cash equivalents	(4,855)	4,136
Cash and cash equivalents at beginning of period	6,502	1,878

Cash and cash equivalents at end of period	$1,647	$6,014

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Three Months Ended June 30, 2016				Three Months Ended June 30, 2015
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$6,910	$626	(b),(d),(e)	$7,536	$6,514	$(7)	(b),(d)	$6,507
Operating expenses
Purchased power and fuel	2,454	300	(b),(d),(i)	2,754	2,449	214	(b),(d)	2,663
Operating and maintenance	2,505	(172)	(e),(g),(i), (j)	2,333	2,042	(41)	(e),(g)	2,001
Depreciation and amortization	941	(114)	(i)	827	602	—		602
Taxes other than income	394	—		394	294	—		294

Total operating expenses	6,294	14		6,308	5,387	173		5,560
Gain on sales of assets	31	—		31	7	—		7

Operating income	647	612		1,259	1,134	(180)		954

Other income and (deductions)
Interest expense, net	(376)	—		(376)	(155)	(104)	(e),(h)	(259)
Other, net	144	(89)	(c),(i)	55	(17)	127	(c)	110

Total other income and (deductions)	(232)	(89)		(321)	(172)	23		(149)

Income before income taxes	415	523		938	962	(157)		805
Income taxes	102	194	(b),(c),(d), (f),(g),(i), (j)	296	327	(41)	(b),(c),(d), (e),(g),(h)	286
Equity in losses of unconsolidated affiliates	(7)	—		(7)	(2)	—		(2)

Net income	306	329		635	633	(116)		517
Net income (loss) attributable to noncontrolling interests and preference stock dividends	39	(8)	(k)	31	(5)	14	(k)	9

Net income attributable to common shareholders	$267	$337		$604	$638	$(130)		$508

Effective tax rate	24.6%			31.6%	34.0%			35.5%
Earnings per average common share
Basic	$0.29	$0.36		$0.65	$0.74	$(0.15)		$0.59
Diluted	$0.29	$0.36		$0.65	$0.74	$(0.15)		$0.59

Average common shares outstanding
Basic	924			924	863			863
Diluted	926			926	866			866
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market impact of economic hedging activities (b)		$0.20				$(0.16)
Unrealized (gains) losses related to NDT fund investments (c)		(0.03)				0.06
Amortization of commodity contract intangibles (d)		0.01				0.01
Merger and integration costs (e)		—				0.02
Merger commitments (f)		—				—
Long-lived asset impairments (g)		0.02				0.02
Mark-to-market impact of PHI merger related interest swap (h)		—				(0.08)
Plant retirements and divestitures (i)		0.14				—
Cost management program (j)		0.01				—
CENG non-controlling interest (k)		0.01				(0.02)

Total adjustments		$0.36				$(0.15)

For the three months ended June 30, 2016, includes financial results for PHI. Therefore, the results of operations from 2016 and 2015 are not comparable for Exelon. The explanations below identify any other significant or unusual items affecting the results of operations.

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(c)	Adjustment to exclude the unrealized gains and losses on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(d)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value related to the Integrys acquisition.
(e)	Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities, and upfront credit facilities fees, partially offset in 2016 at BGE and PHI by the anticipated recovery of previously incurred PHI acquisition costs.
(f)	Adjustment to exclude costs incurred as part of the settlement orders approving the PHI acquisition.
(g)	Adjustment to exclude a 2015 charge to earnings primarily related to the impairment of investment in long-term leases at Corporate and a 2016 charge to earnings primarily related to the impairment of certain wind projects at Generation.
(h)	Adjustment to exclude the mark-to-market impact of Exelon’s Corporate’s forward-starting interest rate swaps related to financing for the PHI acquisition, which were terminated on June 8, 2015.

(i)	Adjustment to exclude the impacts associated with the announced early retirement of Generation’s Clinton and Quad Cities nuclear facilities, partially offset by a gain associated with Generation’s 2016 sale of the New Boston generating site.
(j)	Adjustment to exclude the 2016 severance expense and reorganization costs related to a cost management program.
(k)	Adjustments to exclude the elimination from Generation’s results of the non-controlling interest related to CENG exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments and mark-to-market activity.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Six Months Ended June 30, 2016				Six Months Ended June 30, 2015
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$14,485	$534	(b),(d),(e)	$15,019	$15,345	$(201)	(b),(d)	$15,144
Operating expenses
Purchased power and fuel	5,708	338	(b),(d),(i)	6,046	6,919	220	(b),(d)	7,139
Operating and maintenance	5,341	(932)	(e),(f),(g), (i),(j)	4,409	4,123	(53)	(e),(g),(k)	4,070
Depreciation and amortization	1,626	(114)	(i)	1,512	1,212	—		1,212
Taxes other than income	720	(1)	(j)	719	598	—		598

Total operating expenses	13,395	(709)		12,686	12,852	167		13,019
Gain on sales of assets	40	—		40	8	—		8

Operating income	1,130	1,243		2,373	2,501	(368)		2,133

Other income and (deductions)
Interest expense, net	(663)	—		(663)	(501)	(15)	(e),(h)	(516)
Other, net	258	(155)	(c),(i)	103	64	78	(c)	142

Total other income and (deductions)	(405)	(155)		(560)	(437)	63		(374)

Income before income taxes	725	1,088		1,813	2,064	(305)		1,759
Income taxes	285	311	(b),(c),(d), (e),(f),(g), (i),(j)	596	690	(104)	(b),(c),(d), (e),(g),(h), (k)	586
Equity in losses of unconsolidated affiliates	(10)	—		(10)	(2)	—		(2)

Net income	430	777		1,207	1,372	(201)		1,171
Net income attributable to noncontrolling interests and preference stock dividends	(10)	(18)	(l)	(28)	41	7	(l)	48

Net income attributable to common shareholders	$440	$795		$1,235	$1,331	$(208)		$1,123

Effective tax rate	39.3%			32.9%	33.4%			33.3%
Earnings per average common share
Basic	$0.48	$0.86		$1.34	$1.54	$(0.24)		$1.30
Diluted	$0.48	$0.85		$1.33	$1.54	$(0.24)		$1.30

Average common shares outstanding
Basic	923			923	862			862
Diluted	926			926	866			866
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market impact of economic hedging activities (b)		$0.12				$(0.27)
Unrealized (gains) losses related to NDT fund investments (c)		(0.07)				0.04
Amortization of commodity contract intangibles (d)		—				(0.02)
Merger and integration costs (e)		0.09				0.04
Merger commitments (f)		0.43				—
Long-lived asset impairments (g)		0.10				0.02
Mark-to-market impact of PHI merger related interest swap (h)		—				(0.03)
Plant retirements and divestitures (i)		0.14				—
Cost management program (j)		0.02				—
Midwest Generation bankruptcy recoveries (k)		—				(0.01)
CENG non-controlling interest (l)		0.02				(0.01)

Total adjustments		$0.85				$(0.24)

As a result of the PHI acquisition completion on March 23, 2016, the table includes financial results for PHI beginning on March 24, 2016 to June 30, 2016. Therefore, the results of operations from 2016 and 2015 are not comparable for Exelon. The explanations below identify any other significant or unusual items affecting the results of operations.

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(c)	Adjustment to exclude the unrealized gains and losses on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(d)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value related to the Integrys acquisition.
(e)	Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities, and upfront credit facilities fees, partially offset in 2016 at ComEd, BGE and PHI by the anticipated recovery of previously incurred PHI acquisition costs.

(f)	Adjustment to exclude costs incurred as part of the settlement orders approving the PHI acquisition.
(g)	Adjustment to exclude a 2015 charge to earnings primarily related to the impairment of investment in long-term leases at Corporate and 2016 charges to earnings primarily related to the impairment of upstream assets and certain wind projects at Generation.
(h)	Adjustment to exclude the mark-to-market impact of Exelon’s Corporate’s forward-starting interest rate swaps related to financing for the PHI acquisition, which were terminated on June 8, 2015.
(i)	Adjustment to exclude the impacts associated with the announced early retirement of Generation’s Clinton and Quad Cities nuclear facilities, partially offset by a gain associated with Generation’s 2016 sale of the New Boston generating site.
(j)	Adjustment to exclude the 2016 severance expense and reorganization costs related to a cost management program.
(k)	Adjustment to exclude a 2015 benefit for the favorable settlement of a long-term railcar lease agreement pursuant to the Midwest Generation bankruptcy.
(l)	Adjustments to exclude the elimination from Generation’s results of the non-controlling interest related to CENG exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments and mark-to-market activity.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Three Months Ended June 30, 2016 and 2015

(unaudited)

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	BGE		PHI (a)	Other (b)	Exelon (a)
2015 GAAP Earnings	$0.74	$398	$99	$70	$44		$—	$27	$638
2015 Adjusted (non-GAAP) Operating (Earnings) Loss Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.16)	(145)	—	—	—		—	2	(143)
Unrealized Losses Related to NDT Fund Investments (1)	0.06	56	—	—	—		—	—	56
Amortization of Commodity Contract Intangibles (2)	0.01	9	—	—	—		—	—	9
Merger and Integration Costs (3)	0.02	5	2	1	1		—	9	18
Long-Lived Asset Impairments (4)	0.02	—	—	—	—		—	15	15
Mark-to-Market Impact of PHI Merger Related Interest Rate Swap (5)	(0.08)	—	—	—	—		—	(71)	(71)
CENG Non-Controlling Interest (6)	(0.02)	(14)	—	—	—		—	—	(14)

2015 Adjusted (non-GAAP) Operating Earnings (Loss)	0.59	309	101	71	45		—	(18)	508
Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (10)	(0.02)	(23)	—	—	—		—	—	(23)
Nuclear Fuel Cost (11)	0.01	11	—	—	—		—	—	11
Capacity Pricing (12)	0.01	9	—	—	—		—	—	9
Market and Portfolio Conditions (13)	0.12	111	—	—	—		—	—	111
ComEd, PECO, BGE and PHI Margins:
Weather	0.01	—	14	(4)	—	(c)	— (c)	—	10
Load	—	—	1	2	—	(c)	— (c)	—	3
Other Energy Delivery (14)	0.48	—	31 (d)	15 (d)	18	(d)	381 (d)	—	445
Operating and Maintenance Expense:
Labor, Contracting and Materials (15)	(0.13)	(19)	2	(5)	—		(96)	—	(118)
Planned Nuclear Refueling Outages (16)	—	4	—	—	—		—	—	4
Pension and Non-Pension Postretirement Benefits (17)	0.01	8	4	1	—		(9)	2	6
Other Operating and Maintenance (18)	(0.11)	(28)	2	6	(38)		(40)	(2)	(100)
Depreciation and Amortization Expense (19)	(0.14)	(24)	(8)	1	(6)		(93)	(2)	(132)
Interest Expense, Net (20)	(0.06)	4	(6)	(2)	—		(32)	(21)	(57)
Income Taxes (21)	0.04	12	4	15	10		6	(10)	37
Equity in Earnings of Unconsolidated Affiliates	—	(4)	—	—	—		—	—	(4)
CENG Non-Controlling Interest (22)	(0.02)	(14)	—	—	—		—	—	(14)
Other (23)	(0.10)	(28)	1	1	—		(64)	(2)	(92)
Share Differential (24)	(0.04)	—	—	—	—		—	—	—

2016 Adjusted (non-GAAP) Operating Earnings (Loss)	0.65	328	146	101	29		53	(53)	604
2016 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.20)	(185)	—	—	—		—	—	(185)
Unrealized Gains Related to NDT Fund Investments (1)	0.03	27	—	—	—		—	—	27
Amortization of Commodity Contract Intangibles (2)	(0.01)	(8)	—	—			—	—	(8)
Merger and Integration Costs (3)	—	(3)	(1)	—	3		—	—	(1)
Merger Commitments (7)	—	—	—	—	—		(1)	—	(1)
Long-Lived Asset Impairments (4)	(0.02)	(22)	—	—	—		—	—	(22)
Plant Retirements and Divestitures (8)	(0.14)	(133)	—	—	—		—	—	(133)
Cost Management Program (9)	(0.01)	(4)	—	(1)	(1)		—	—	(6)
CENG Non-Controlling Interest (6)	(0.01)	(8)	—	—	—		—	—	(8)

2016 GAAP Earnings (Loss)	$0.29	$(8)	$145	$100	$31		$52	$(53)	$267

Notes:

The above analysis is presented on an after-tax basis. Income taxes related to (non-GAAP) operating adjustments are computed based upon the applicable tax law and enacted tax rates, unless otherwise noted. In computing the tax, the ability to monetize tax attributes and the impact to calculations such as the domestic production activities deduction is taken into consideration. Refer to the Reconciliations of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations within the Earnings Release Attachments for further information regarding income tax impacts.

(a)	For the three months ended June 30, 2016, includes financial results for PHI. Therefore, the results of operations from 2016 and 2015 are not comparable for PHI and Exelon. The explanations below identify any other significant or unusual items affecting the results of operations. PHI consolidated results includes Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(c)	As approved by the Maryland PSC and District of Columbia PSC, BGE, Pepco and DPL Maryland record monthly adjustments to rates for residential, commercial and industrial customers to eliminate the effects of abnormal weather and usage patterns per customer on distribution volumes.
(d)	For regulatory recovery mechanisms, including ComEd’s distribution formula rate, ComEd, BGE and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).
(1)	Reflects the impact of unrealized losses in 2015 and unrealized gains in 2016 on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	Represents the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value related to the Integrys acquisition.
(3)	Reflects certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities, and upfront credit facilities fees, partially offset in 2016 at BGE and PHI by the anticipated recovery of previously incurred PHI acquisition costs.
(4)	Reflects impairment of investment in long-term leases at Corporate in 2015 and the impairment of certain wind projects at Generation in 2016.
(5)	Reflects the impact of mark-to-market activity on forward-starting interest rate swaps held at Exelon Corporate related to financing for the PHI acquisition, which were terminated on June 8, 2015.
(6)	Represents elimination from Generation’s results of the non-controlling interest related to CENG exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments and mark-to-market activity.
(7)	Represents costs incurred as part of the settlement orders approving the PHI acquisition.
(8)	Primarily reflects accelerated depreciation and amortization expenses, increases to materials and supplies inventory reserves, charges for severance reserves and construction work in progress impairments associated with the announced early retirement of Generation’s Clinton and Quad Cities nuclear facilities, partially offset by a gain associated with Generation’s 2016 sale of the New Boston generating site.
(9)	Represents 2016 severance expense and reorganization costs related to a cost management program.
(10)	Primarily reflects increased nuclear outage days in 2016 versus 2015.
(11)	Primarily reflects a decrease in fuel prices and decreased nuclear output.
(12)	Primarily reflects increased capacity prices in the New England and Midwest regions.
(13)	Primarily reflects the approval of the Ginna Reliability Support Services Agreement, revenue related to the inclusion of Pepco Energy Services results in 2016, and revenue related to energy efficiency projects, partially offset by lower realized energy prices in the Mid-Atlantic and Midwest regions.
(14)	For ComEd, primarily reflects increased electric distribution and transmission formula rate revenues due to increased capital investments, partially offset by lower allowed return on common equity due to a decrease in treasury rates. For PECO, primarily reflects increased electric distribution revenue pursuant to a rate increase effective January 1, 2016. For BGE, primarily reflects increased transmission revenue due to increased capital investments and operating and maintenance expense recoveries and increased distribution revenue pursuant to increased rates effective in June 2016.
(15)	For Generation, primarily reflects increased contracting costs related to energy efficiency projects and the inclusion of Pepco Energy Services results in 2016.
(16)	Primarily reflects the impact of decreased operating and maintenance refueling outage costs, despite increased outage days, given reduced scopes of outage activities.
(17)	Primarily reflects favorable impact of higher pension and OPEB discount rates in 2016.
(18)	For Generation, primarily reflects the timing and extended duration of an outage at Salem and the inclusion of Pepco Energy Services results in 2016. For BGE, primarily reflects charges for certain disallowances contained in the June and July 2016 rate case orders and increased underground conduit rental fees assessed by the City of Baltimore.
(19)	Primarily reflects increased nuclear decommissioning amortization at Generation and increased depreciation for ongoing capital expenditures across all operating companies.
(20)	At Corporate, primarily reflects increased interest expense due to higher outstanding debt to fund the PHI acquisition and general corporate purposes.
(21)	At Generation, primarily reflects the favorable impact of the expiration of statutes of limitation, partially offset by decrease in domestic production activities deduction. At PECO, primarily reflects the impact of a cumulative adjustment related to an anticipated gas repairs tax return accounting method change. At BGE, primarily reflects a cumulative adjustment to tax expense for transmission-related regulatory assets pending anticipated recovery from transmission customers. At Corporate, primarily reflects the unfavorable impact of the expiration of statutes of limitation.
(22)	Reflects elimination from Generation’s results of the non-controlling interest related to the net impact of CENG’s operating revenue and expenses.
(23)	For Generation, primarily reflects lower realized NDT fund gains.
(24)	Reflects the impact on earnings per share due to the increase in Exelon’s average diluted common shares outstanding as a result of the July 2015 common stock issuance.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Six Months Ended June 30, 2016 and 2015

(unaudited)

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	BGE	PHI (a)	Other (b)	Exelon (a)
2015 GAAP Earnings (Loss)	$1.54	$841	$189	$209	$151	$—	$(59)	$1,331
2015 Adjusted (non-GAAP) Operating (Earnings) Loss Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.27)	(245)	—	—	—	—	2	(243)
Unrealized Losses Related to NDT Fund Investments (1)	0.04	32	—	—	—	—	—	32
Amortization of Commodity Contract Intangibles (2)	(0.02)	(15)	—	—	—	—	—	(15)
Merger and Integration Costs (3)	0.04	12	3	1	2	—	19	37
Long-Lived Asset Impairments (4)	0.02	—	—	—	—	—	15	15
Mark-to-Market Impact of PHI Merger Related Interest Rate Swap (5)	(0.03)	—	—	—	—	—	(21)	(21)
Midwest Generation Bankruptcy Recoveries (6)	(0.01)	(6)	—	—	—	—	—	(6)
CENG Non-Controlling Interest (7)	(0.01)	(7)	—	—	—	—	—	(7)

2015 Adjusted (non-GAAP) Operating Earnings (Loss)	1.30	612	192	210	153	—	(44)	1,123
Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (12)	0.04	37	—	—	—	—	—	37
Nuclear Fuel Cost (13)	0.01	7	—	—	—	—	—	7
Capacity Pricing (14)	0.03	28	—	—	—	—	—	28
Market and Portfolio Conditions (15)	0.02	15	—	—	—	—	—	15
ComEd, PECO, BGE and PHI Margins:
Weather	(0.05)	—	2	(46)	— (c)	— (c)	—	(44)
Load	—	—	(2)	7	— (c)	— (c)	—	5
Other Energy Delivery (16)	0.59	—	66 (d)	37 (d)	22 (d)	419 (d)	—	544
Operating and Maintenance Expense:
Labor, Contracting and Materials (17)	(0.15)	(24)	2	(5)	(1)	(108)	—	(136)
Planned Nuclear Refueling Outages (18)	0.01	12	—	—	—	—	—	12
Pension and Non-Pension Postretirement Benefits (19)	0.01	15	6	1	(1)	(11)	2	12
Other Operating and Maintenance (20)	(0.12)	(38)	4	11	(48)	(42)	4	(109)
Depreciation and Amortization Expense (21)	(0.19)	(45)	(16)	(2)	(8)	(102)	(4)	(177)
Interest Expense, Net (22)	(0.08)	5	(7)	(4)	1	(34)	(35)	(74)
Income Taxes (23)	0.04	9	4	17	10	5	(9)	36
Equity in Earnings of Unconsolidated Affiliates	(0.01)	(5)	—	—	—	—	—	(5)
CENG Non-Controlling Interest (24)	0.05	47	—	—	—	—	—	47
Other (25)	(0.09)	(34)	5	1	1	(72)	13	(86)
Share Differential (26)	(0.08)	—	—	—	—	—	—	—

2016 Adjusted (non-GAAP) Operating Earnings (Loss)	1.33	641	256	227	129	55	(73)	1,235
2016 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.12)	(121)	—	—	—	—	—	(121)
Unrealized Gains Related to NDT Fund Investments (1)	0.07	59	—	—	—	—	—	59
Amortization of Commodity Contract Intangibles (2)	—	4	—	—	—	—	—	4
Merger and Integration Costs (3)	(0.09)	(14)	4	(1)	2	(33)	(37)	(79)
Merger Commitments (8)	(0.43)	(2)	—	—	—	(279)	(114)	(395)
Long-Lived Asset Impairments (4)	(0.10)	(93)	—	—	—	—	—	(93)
Plant Retirements and Divestitures (9)	(0.14)	(133)	—	—	—	—	—	(133)
Reassessment of State Deferred Income Taxes (10)	—	(6)	—	—	—	—	6	—
Cost Management Program (11)	(0.02)	(15)	—	(2)	(2)	—	—	(19)
CENG Non-Controlling Interest (7)	(0.02)	(18)	—	—	—	—	—	(18)

2016 GAAP Earnings (Loss)	$0.48	$302	$260	$224	$129	$(257)	$(218)	$440

Note:

The above analysis is presented on an after-tax basis. Income taxes related to (non-GAAP) operating adjustments are computed based upon the applicable tax law and enacted tax rates, unless otherwise noted. In computing the tax, the ability to monetize tax attributes and the impact to calculations such as the domestic production activities deduction is taken into consideration. Refer to the Reconciliations of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations within the Earnings Release Attachments for further information regarding income tax impacts.

(a)	As a result of the PHI acquisition completion on March 23, 2016, the table includes financial results for PHI beginning on March 24, 2016 to June 30, 2016. Therefore, the results of operations from 2016 and 2015 are not comparable for PHI and Exelon. The explanations below identify any other significant or unusual items affecting the results of operations. PHI consolidated results includes Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company.

(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(c)	As approved by the Maryland PSC and District of Columbia PSC, BGE, Pepco and DPL Maryland record monthly adjustments to rates for residential, commercial and industrial customers to eliminate the effects of abnormal weather and usage patterns per customer on distribution volumes.
(d)	For regulatory recovery mechanisms, including ComEd’s distribution formula rate, ComEd, BGE and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).
(1)	Reflects the impact of unrealized losses in 2015 and unrealized gains in 2016 on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	Represents the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value related to the Integrys acquisition.
(3)	Reflects certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities, and upfront credit facilities fees, partially offset in 2016 at ComEd, BGE and PHI by the anticipated recovery of previously incurred PHI acquisition costs.
(4)	Reflects impairment of investment in long-term leases at Corporate in 2015 and the impairment of upstream assets and certain wind projects at Generation in 2016.
(5)	Reflects the impact of mark-to-market activity on forward-starting interest rate swaps held at Exelon Corporate related to financing for the PHI acquisition, which were terminated on June 8, 2015.
(6)	Primarily reflects a 2015 benefit for the favorable settlement of a long-term railcar lease agreement pursuant to the Midwest Generation bankruptcy.
(7)	Represents elimination from Generation’s results of the non-controlling interest related to CENG exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments and mark-to-market activity.
(8)	Represents costs incurred as part of the settlement orders approving the PHI acquisition.
(9)	Primarily reflects accelerated depreciation and amortization expenses, increases to materials and supplies inventory reserves, charges for severance reserves and construction work in progress impairments associated with the announced early retirement of Generation’s Clinton and Quad Cities nuclear facilities, partially offset by a gain associated with Generation’s 2016 sale of the New Boston generating site.
(10)	Reflects the non-cash impact of the remeasurement of state deferred income taxes, primarily as a result of changes in forecasted apportionment related to the PHI acquisition in 2016.
(11)	Represents 2016 severance expense and reorganization costs related to a cost management program.
(12)	Primarily reflects decreased nuclear outage days at higher capacity units in 2016 versus 2015.
(13)	Primarily reflects a decrease in fuel prices, partially offset by increased nuclear output.
(14)	Primarily reflects increased capacity prices in the Mid-Atlantic and Midwest regions.
(15)	Primarily reflects the approval of the Ginna Reliability Support Services Agreement, revenue related to the inclusion of Pepco Energy Services results in 2016, and revenue related to energy efficiency projects, partially offset by lower realized energy prices in the Mid-Atlantic, Midwest, New York and New England regions and increased oil inventory write-downs.
(16)	For ComEd, primarily reflects increased electric distribution and transmission formula rate revenues due to increased capital investments, partially offset by a decrease in fully recoverable costs. For PECO, primarily reflects increased electric distribution revenue pursuant to a rate increase effective January 1, 2016. For BGE, primarily reflects increased transmission revenue due to increased capital investments and operating and maintenance expense recoveries and increased distribution revenue pursuant to increased rates effective in June 2016.
(17)	For Generation, reflect the net increase to contracting costs primarily related to energy efficiency projects and the inclusion of Pepco Energy Services results in 2016.
(18)	Primarily reflects the impact of reduced operating and maintenance outage scopes for refueling outages in 2016.
(19)	Primarily reflects favorable impact of higher pension and OPEB discount rates in 2016.
(20)	For Generation, primarily reflects the timing and extended duration of an outage at Salem and the inclusion of Pepco Energy Services results in 2016. For PECO, primarily reflects decreased storm costs. For BGE, primarily reflects charges for certain disallowances contained in the June and July 2016 rate case orders, increased storm costs in the BGE service territory, and increased underground conduit rental fees assessed by the City of Baltimore.
(21)	Primarily reflects increased nuclear decommissioning amortization at Generation and increased depreciation for ongoing capital expenditures across all operating companies.
(22)	At Corporate, primarily reflects increased interest expense due to higher outstanding debt to fund the PHI acquisition and general corporate purposes.
(23)	At Generation, primarily reflects the favorable impact of the expiration of statutes of limitation, partially offset by decrease in domestic production activities deduction. At PECO, primarily reflects the impact of a cumulative adjustment related to an anticipated gas repairs tax return accounting method change. At BGE, primarily reflects a cumulative adjustment to tax expense for transmission-related regulatory assets pending anticipated recovery from transmission customers. At Corporate, primarily reflects the unfavorable impact of the expiration of statutes of limitation.
(24)	Reflects elimination from Generation’s results of the non-controlling interest related to the net impact of CENG’s operating revenue and expenses.
(25)	For Generation, primarily reflects lower realized NDT fund gains. For Corporate, primarily reflects the absence of a 2015 loss on the termination of forward-starting interest rate swaps.
(26)	Reflects the impact on earnings per share due to the increase in Exelon’s average diluted common shares outstanding as a result of the July 2015 common stock issuance.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited) (in millions)

	Generation
	Three Months Ended June 30, 2016				Three Months Ended June 30, 2015
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$3,589	$625	(b),(d)	$4,214	$4,232	$(7)	(b),(d)	$4,225
Operating expenses
Purchased power and fuel	1,577	300	(b),(d),(h)	1,877	1,849	214	(b),(d)	2,063
Operating and maintenance	1,530	(174)	(e),(g),(h), (i)	1,356	1,308	(7)	(e)	1,301
Depreciation and amortization	408	(114)	(h)	294	255	—		255
Taxes other than income	118	—		118	124	—		124

Total operating expenses	3,633	12		3,645	3,536	207		3,743

Gain on sales of assets	31	—		31	7	—		7

Operating (loss) income	(13)	613		600	703	(214)		489

Other income and (deductions)
Interest expense, net	(99)	—		(99)	(99)	—		(99)
Other, net	117	(89)	(c),(h)	28	(31)	127	(c)	96

Total other income and (deductions)	18	(89)		(71)	(130)	127		(3)

Income before income taxes	5	524		529	573	(87)		486
Income taxes	(31)	196	(b),(c),(d), (e),(g),(h), (i)	165	181	(12)	(b),(c),(d), (e)	169

Equity in losses of unconsolidated affiliates	(8)	—		(8)	(2)	—		(2)

Net income	28	328		356	390	(75)		315
Net income (loss) attributable to noncontrolling interests	36	(8)	(l)	28	(8)	14	(l)	6

Net (loss) income attributable to membership interest	$(8)	$336		$328	$398	$(89)		$309

	Six Months Ended June 30, 2016				Six Months Ended June 30, 2015
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$8,329	$542	(b),(d)	$8,871	$10,074	$(201)	(b),(d)	$9,873
Operating expenses
Purchased power and fuel	4,020	338	(b),(d),(h)	4,358	5,282	220	(b),(d)	5,502
Operating and maintenance	2,997	(330)	(e),(f),(g), (h),(i)	2,667	2,619	(8)	(e),(j)	2,611
Depreciation and amortization	697	(114)	(h)	583	509	—		509
Taxes other than income	244	(1)	(i)	243	246	—		246

Total operating expenses	7,958	(107)		7,851	8,656	212		8,868
Gain on sales of assets	31	—		31	6	—		6

Operating income	402	649		1,051	1,424	(413)		1,011

Other income and (deductions)
Interest expense, net	(196)	—		(196)	(201)	—		(201)
Other, net	210	(155)	(c),(h)	55	62	78	(c)	140

Total other income and (deductions)	14	(155)		(141)	(139)	78		(61)

Income before income taxes	416	494		910	1,285	(335)		950

Income taxes	120	173	(b),(c),(d), (e),(f),(g), (h),(i),(k)	293	407	(113)	(b),(c),(d), (e),(j)	294
Equity in losses of unconsolidated affiliates	(11)	—		(11)	(3)	—		(3)

Net income	285	321		606	875	(222)		653
Net (loss) income attributable to noncontrolling interests	(17)	(18)	(l)	(35)	34	7	(l)	41

Net income attributable to membership interest	$302	$339		$641	$841	$(229)		$612

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

(c)	Adjustment to exclude the unrealized gains and losses on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(d)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value related to the Integrys acquisition.
(e)	Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities, and upfront credit facilities fees.
(f)	Adjustment to exclude costs incurred as part of the settlement orders approving the PHI acquisition.
(g)	Adjustment to exclude 2016 charges to earnings primarily related to the impairment of upstream assets and certain wind projects at Generation.
(h)	Adjustment to exclude the impacts associated with the announced early retirement of Generation’s Clinton and Quad Cities nuclear facilities, partially offset by a gain associated with Generation’s 2016 sale of the New Boston generating site.
(i)	Adjustment to exclude the 2016 severance expense and reorganization costs related to a cost management program.
(j)	Adjustment to exclude a 2015 benefit for the favorable settlement of a long-term railcar lease agreement pursuant to the Midwest Generation bankruptcy.
(k)	Adjustment to exclude the non-cash impact of the remeasurement of state deferred income taxes, primarily as a result of changes in forecasted apportionment related to the PHI acquisition in 2016.
(l)	Adjustments to exclude the elimination from Generation’s results of the non-controlling interest related to CENG exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments and mark-to-market activity.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	ComEd
	Three Months Ended June 30, 2016					Three Months Ended June 30, 2015
	GAAP (a)	Adjustments			Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$1,286	$1	(b)		$1,287	$1,148	$—		$1,148
Operating expenses
Purchased power	339	—			339	275	—		275
Operating and maintenance	368	—			368	384	(3)	(b)	381
Depreciation and amortization	190	—			190	177	—		177
Taxes other than income	65	—			65	69	—		69

Total operating expenses	962	—			962	905	(3)		902

Operating income	324	1			325	243	3		246

Other income and (deductions)
Interest expense, net	(91)	—			(91)	(81)	—		(81)
Other, net	3	—			3	5	—		5

Total other income and (deductions)	(88)	—			(88)	(76)	—		(76)

Income before income taxes	236	1			237	167	3		170
Income taxes	91	—			91	68	1	(b)	69

Net income	$145	$1			$146	$99	$2		$101

	Six Months Ended June 30, 2016					Six Months Ended June 30, 2015
	GAAP (a)	Adjustments			Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$2,535	$(8)	(b)		$2,527	$2,333	$—		$2,333
Operating expenses
Purchased power	686	—			686	601	—		601
Operating and maintenance	736	(1)	(b)		735	762	(5)	(b)	757
Depreciation and amortization	379	—			379	352	—		352
Taxes other than income	141	—			141	146	—		146

Total operating expenses	1,942	(1)			1,941	1,861	(5)		1,856
Gain on sales of assets	5	—			5	—	—		—

Operating income	598	(7)			591	472	5		477

Other income and (deductions)
Interest expense, net	(177)	—			(177)	(165)	—		(165)
Other, net	7	—			7	9	—		9

Total other income and (deductions)	(170)	—			(170)	(156)	—		(156)

Income before income taxes	428	(7)			421	316	5		321
Income taxes	168	(3)	(b	)	165	127	2	(b)	129

Net income	$260	$(4)			$256	$189	$3		$192

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities, and upfront credit facilities fees, partially offset in 2016 at ComEd by the anticipated recovery of previously incurred PHI acquisition costs.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended June 30, 2016				Three Months Ended June 30, 2015
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$664	$—		$664	$661	$—		$661
Operating expenses
Purchased power and fuel	217	—		217	237	—		237
Operating and maintenance	190	(2)	(b),(c)	188	192	(1)	(b)	191
Depreciation and amortization	67	—		67	69	—		69
Taxes other than income	38	—		38	39	—		39

Total operating expenses	512	(2)		510	537	(1)		536

Operating income	152	2		154	124	1		125

Other income and (deductions)
Interest expense, net	(31)	—		(31)	(28)	—		(28)
Other, net	2	—		2	1	—		1

Total other income and (deductions)	(29)	—		(29)	(27)	—		(27)

Income before income taxes	123	2		125	97	1		98
Income taxes	23	1	(c)	24	27	—		27

Net income attributable to common shareholder	$100	$1		$101	$70	$1		$71

	Six Months Ended June 30, 2016				Six Months Ended June 30, 2015
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$1,505	$—		$1,505	$1,646	$—		$1,646
Operating expenses
Purchased power and fuel	537	—		537	675	—		675
Operating and maintenance	405	(5)	(b),(c)	400	414	(2)	(b)	412
Depreciation and amortization	134	—		134	131	—		131
Taxes other than income	80	—		80	80	—		80

Total operating expenses	1,156	(5)		1,151	1,300	(2)		1,298
Gain on sales of assets	—	—		—	1	—		1

Operating income	349	5		354	347	2		349

Other income and (deductions)
Interest expense, net	(62)	—		(62)	(56)	—		(56)
Other, net	4	—		4	3	—		3

Total other income and (deductions)	(58)	—		(58)	(53)	—		(53)

Income before income taxes	291	5		296	294	2		296
Income taxes	67	2	(b),(c)	69	85	1	(b)	86

Net income attributable to common shareholder	$224	$3		$227	$209	$1		$210

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities, and upfront credit facilities fees.
(c)	Adjustment to exclude the 2016 severance expense and reorganization costs related to a cost management program.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	BGE
	Three Months Ended June 30, 2016				Three Months Ended June 30, 2015
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$680	$—		$680	$628	$—		$628
Operating expenses
Purchased power and fuel	261	—		261	239	—		239
Operating and maintenance	208	4	(b),(c)	212	149	(2)	(b)	147
Depreciation and amortization	97	—		97	87	—		87
Taxes other than income	55	—		55	54	—		54

Total operating expenses	621	4		625	529	(2)		527

Operating income	59	(4)		55	99	2		101

Other income and (deductions)
Interest expense, net	(24)	—		(24)	(24)	—		(24)
Other, net	5	—		5	4	—		4

Total other income and (deductions)	(19)	—		(19)	(20)	—		(20)

Income before income taxes	40	(4)		36	79	2		81
Income taxes	6	(2)	(b),(c)	4	32	1	(b)	33

Net income	34	(2)		32	47	1		48
Preference stock dividends	3	—		3	3	—		3

Net income attributable to common shareholder	$31	$(2)		$29	$44	$1		$45

	Six Months Ended June 30, 2016				Six Months Ended June 30, 2015
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$1,609	$—		$1,609	$1,664	$—		$1,664
Operating expenses
Purchased power and fuel	634	—		634	726	—		726
Operating and maintenance	410	1	(b),(c)	411	331	(3)	(b)	328
Depreciation and amortization	206	—		206	192	—		192
Taxes other than income	114	—		114	111	—		111

Total operating expenses	1,364	1		1,365	1,360	(3)		1,357

Operating income	245	(1)		244	304	3		307

Other income and (deductions)
Interest expense, net	(48)	—		(48)	(50)	—		(50)
Other, net	11	—		11	8	—		8

Total other income and (deductions)	(37)	—		(37)	(42)	—		(42)

Income before income taxes	208	(1)		207	262	3		265
Income taxes	73	(1)	(b),(c)	72	105	1	(b)	106

Net income	135	—		135	157	2		159
Preference stock dividends	6	—		6	6	—		6

Net income attributable to common shareholder	$129	$—		$129	$151	$2		$153

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities, and upfront credit facilities fees, partially offset in 2016 at BGE by the anticipated recovery of previously incurred PHI acquisition costs.
(c)	Adjustment to exclude the 2016 severance expense and reorganization costs related to a cost management program.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited) (in millions)

	PHI
	Three Months Ended June 30, 2016				Three Months Ended June 30, 2015
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments	Adjusted Non-GAAP
Operating revenues	$1,066	$—		$1,066	$—	$—	$—
Operating expenses
Purchased power and fuel	416	—		416	—	—	—
Operating and maintenance	246	—		246	—	—	—
Depreciation and amortization	160	—		160	—	—	—
Taxes other than income	108	—		108	—	—	—

Total operating expenses	930	—		930	—	—	—

Operating income	136	—		136	—	—	—

Other income and (deductions)
Interest expense, net	(66)	—		(66)	—	—	—
Other, net	11	—		11	—	—	—

Total other income and (deductions)	(55)	—		(55)	—	—	—

Income before income taxes	81	—		81	—	—	—
Income taxes	29	(1)	(c)	28	—	—	—

Net income	$52	$1		$53	$—	$—	$—

	Six Months Ended June 30, 2016				Six Months Ended June 30, 2015
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments	Adjusted Non-GAAP
Operating revenues	$1,171	$—		$1,171	$—	$—	$—
Operating expenses
Purchased power and fuel	454	—		454	—	—	—
Operating and maintenance	695	(419)	(b),(c)	276	—	—	—
Depreciation and amortization	174	—		174	—	—	—
Taxes other than income	123	—		123	—	—	—

Total operating expenses	1,446	(419)		1,027	—	—	—

Operating loss	(275)	419		144	—	—	—

Other income and (deductions)
Interest expense, net	(71)	—		(71)	—	—	—
Other, net	12	—		12	—	—	—

Total other income and (deductions)	(59)	—		(59)	—	—	—

Loss before income taxes	(334)	419		85	—	—	—
Income taxes	(77)	107	(b),(c)	30	—	—	—

Net loss	$(257)	$312		$55	$—	$—	$—

As a result of the PHI acquisition completion on March 23, 2016, the table includes financial results for PHI beginning on March 24, 2016 to June 30, 2016 for the six months ended and quarterly results for the June 30, 2016 three months ended period. Therefore, the results of operations from 2016 and 2015 are not comparable for PHI and Exelon. The explanations below identify any other significant or unusual items affecting the results of operations. PHI consolidated results includes Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company.

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities, and upfront credit facilities fees, partially offset in 2016 at PHI by the anticipated recovery of previously incurred PHI acquisition costs.
(c)	Adjustment to exclude costs incurred as part of the settlement orders approving the PHI acquisition.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Other (a)
	Three Months Ended June 30, 2016				Three Months Ended June 30, 2015
	GAAP (b)	Adjustments		Adjusted Non-GAAP	GAAP (b)	Adjustments		Adjusted Non-GAAP
Operating revenues	$(375)	$—		$(375)	$(155)	$—		$(155)
Operating expenses
Purchased power and fuel	(356)	—		(356)	(151)	—		(151)
Operating and maintenance	(37)	—		(37)	9	(28)	(c),(g)	(19)
Depreciation and amortization	19	—		19	14	—		14
Taxes other than income	10	—		10	8	—		8

Total operating expenses	(364)	—		(364)	(120)	(28)		(148)

Operating loss	(11)	—		(11)	(35)	28		(7)

Other income and (deductions)
Interest expense, net	(65)	—		(65)	77	(104)	(c),(f)	(27)
Other, net	6	—		6	4	—		4

Total other income and (deductions)	(59)	—		(59)	81	(104)		(23)

Loss before income taxes	(70)	—		(70)	46	(76)		(30)
Income taxes	(16)	—		(16)	19	(31)	(c),(e),(f),(g)	(12)
Equity in earnings of unconsolidated affiliates	1	—		1	—	—		—

Net (loss) income	$(53)	$—		$(53)	$27	$(45)		$(18)

	Six Months Ended June 30, 2016				Six Months Ended June 30, 2015
	GAAP (b)	Adjustments		Adjusted Non-GAAP	GAAP (b)	Adjustments		Adjusted Non-GAAP
Operating revenues	$(664)	$—		$(664)	$(372)	$—		$(372)
Operating expenses
Purchased power and fuel	(623)	—		(623)	(365)	—		(365)
Operating and maintenance	98	(178)	(c),(d)	(80)	(3)	(35)	(c),(g)	(38)
Depreciation and amortization	36	—		36	28	—		28
Taxes other than income	18	—		18	15	—		15

Total operating expenses	(471)	(178)		(649)	(325)	(35)		(360)
Gain on sales of assets	4	—		4	1	—		1

Operating loss	(189)	178		(11)	(46)	35		(11)

Other income and (deductions)
Interest expense, net	(109)	—		(109)	(29)	(15)	(c),(f)	(44)
Other, net	14	—		14	(18)	—		(18)

Total other income and (deductions)	(95)	—		(95)	(47)	(15)		(62)

Loss before income taxes	(284)	178		(106)	(93)	20		(73)
Income taxes	(66)	33	(c),(d),(h)	(33)	(34)	5	(c),(e),(f),(g)	(29)
Equity in earnings of unconsolidated affiliates	1	—		1	1	—		1

Net loss	(217)	145		(72)	(58)	15		(43)
Net income attributable to noncontrolling interests and preference stock dividends	1	—		1	1	—		1

Net loss attributable to common shareholders	$(218)	$145		$(73)	$(59)	$15		$(44)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	Results reported in accordance with GAAP.
(c)	Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities, and upfront credit facilities fees.
(d)	Adjustment to exclude costs incurred as part of the settlement orders approving the PHI acquisition.
(e)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

(f)	Adjustment to exclude the mark-to-market impact of Exelon’s Corporate’s forward-starting interest rate swaps related to financing for the PHI acquisition, which were terminated on June 8, 2015.
(g)	Adjustment to exclude a 2015 charge to earnings primarily related to the impairment of investment in long-term leases.
(h)	Adjustment to exclude the non-cash impact of the remeasurement of state deferred income taxes, primarily as a result of changes in forecasted apportionment related to the PHI acquisition in 2016.

EXELON CORPORATION

Exelon Generation Statistics

	Three Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Supply (in GWhs)
Nuclear Generation
Mid-Atlantic(a)	15,224	16,208	15,500	16,446	15,619
Midwest	23,001	23,662	23,620	23,927	23,448
New York(a)	4,228	4,932	4,712	4,807	4,738

Total Nuclear Generation	42,453	44,802	43,832	45,180	43,805
Fossil and Renewables
Mid-Atlantic	685	898	746	719	750
Midwest	324	449	490	262	363
New England	2,016	1,924	408	1,840	135
New York	1	1	—	1	1
ERCOT	1,879	1,376	1,163	2,306	872
Other(b)	1,995	2,147	1,834	1,945	2,096

Total Fossil and Renewables	6,900	6,795	4,641	7,073	4,217
Purchased Power
Mid-Atlantic	3,131	3,755	1,441	3,511	1,384
Midwest	688	706	814	515	407
New England	3,782	4,155	6,372	5,787	5,742
ERCOT	2,259	2,294	2,501	2,422	2,903
Other(b)	3,879	2,600	4,636	5,812	4,616

Total Purchased Power	13,739	13,510	15,764	18,047	15,052
Total Supply/Sales by Region(c)
Mid-Atlantic(d)	19,040	20,861	17,687	20,676	17,753
Midwest(d)	24,013	24,817	24,924	24,704	24,218
New England	5,798	6,079	6,780	7,627	5,877
New York	4,229	4,933	4,712	4,808	4,739
ERCOT	4,138	3,670	3,664	4,728	3,775
Other(b)	5,874	4,747	6,470	7,757	6,712

Total Supply/Sales by Region	63,092	65,107	64,237	70,300	63,074

	Three Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Outage Days(e)
Refueling	87	70	103	27	71
Non-refueling	21	10	21	11	18

Total Outage Days	108	80	124	38	89

(a)	Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and includes the total output of plants that are fully consolidated (e.g. CENG).
(b)	Other Regions includes, South, West and Canada, which are not considered individually significant.
(c)	Excludes physical proprietary trading volumes of 1,289 GWhs, 1,220 GWhs, 1,932 GWhs, 1,913 GWhs, and 1,657 GWhs for the three months ended June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015, and June 30, 2015 respectively.
(d)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region. As a result of the PHI Merger, includes affiliate sales to Pepco, DPL and ACE in the Mid-Atlantic region for the Successor period of March 24, 2016 to March 30, 2016 and April 1, 2016 to June 30, 2016.
(e)	Outage days exclude Salem.

EXELON CORPORATION

Exelon Generation Statistics

Six Months Ended June 30, 2016 and 2015

	June 30, 2016	June 30, 2015
Supply (in GWhs)
Nuclear Generation
Mid-Atlantic(a)	31,432	31,337
Midwest	46,663	45,875
New York(a)	9,160	9,250

Total Nuclear Generation	87,255	86,462
Fossil and Renewables
Mid-Atlantic	1,583	1,309
Midwest	773	795
New England	3,940	735
New York	2	2
ERCOT	3,255	2,294
Other	4,142	4,069

Total Fossil and Renewables	13,695	9,204
Purchased Power
Mid-Atlantic	6,886	3,208
Midwest	1,394	996
New England	7,937	12,150
ERCOT	4,553	5,147
Other	6,479	8,374

Total Purchased Power	27,249	29,875
Total Supply/Sales by Region(c)
Mid-Atlantic(b)	39,901	35,854
Midwest(b)	48,830	47,666
New England	11,877	12,885
New York	9,162	9,252
ERCOT	7,808	7,441
Other	10,621	12,443

Total Supply/Sales by Region	128,199	125,541

(a)	Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and includes the total output of plants that are fully consolidated (e.g. CENG).
(b)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region. As a result of the PHI Merger, includes affiliate sales to Pepco, DPL and ACE in the Mid-Atlantic region for the Successor period of March 24, 2016 to June 30, 2016.
(c)	Excludes physical proprietary trading volumes of 2,509 GWh and 3,465 GWh for the six months ended June 30, 2016 and 2015, respectively.

EXELON CORPORATION

ComEd Statistics

Three Months Ended June 30, 2016 and 2015

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2016	2015	% Change	Weather- Normal % Change	2016	2015	% Change
Retail Deliveries and Sales (a)
Residential	6,349	5,685	11.7%	1.2%	$625	$527	18.6%
Small Commercial & Industrial	7,735	7,566	2.2%	0.2%	329	330	(0.3)%
Large Commercial & Industrial	6,736	6,680	0.8%	(0.5)%	116	109	6.4%
Public Authorities & Electric Railroads	277	290	(4.5)%	(4.5)%	11	11	—%

Total Retail	21,097	20,221	4.3%	0.2%	1,081	977	10.6%

Other Revenue (b)					205	171	19.9%

Total Electric Revenue (c)					$1,286	$1,148	12.0%

Purchased Power					$339	$275	23.3%

				% Change
	2016	2015	Normal	From 2015	From Normal
Heating and Cooling Degree-Days
Heating Degree-Days	755	686	765	10.1%	(1.3)%
Cooling Degree-Days	290	171	218	69.6%	33.0%

Six Months Ended June 30, 2016 and 2015

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2016	2015	% Change	Weather- Normal % Change	2016	2015	% Change
Retail Deliveries and Sales (a)
Residential	12,725	12,682	0.3%	(0.8)%	$1,232	$1,096	12.4%
Small Commercial & Industrial	15,615	15,727	(0.7)%	—%	651	667	(2.4)%
Large Commercial & Industrial	13,493	13,557	(0.5)%	0.4%	224	218	2.8%
Public Authorities & Electric Railroads	639	669	(4.5)%	(2.4)%	23	23	—%

Total Retail	42,472	42,635	(0.4)%	(0.1)%	2,130	2,004	6.3%

Other Revenue (b)					405	329	23.1%

Total Electric Revenue (c)					$2,535	$2,333	8.7%

Purchased Power					$686	$601	14.1%

				% Change
	2016	2015	Normal	From 2015	From Normal
Heating and Cooling Degree-Days
Heating Degree-Days	3,655	4,318	3,929	(15.4)%	(7.0)%
Cooling Degree-Days	290	171	218	69.6%	33.0%

	2016	2015
Number of Electric Customers
Residential	3,570,528	3,511,058
Small Commercial & Industrial	372,354	369,255
Large Commercial & Industrial	1,972	1,976
Public Authorities & Electric Railroads	4,749	4,833

Total	3,949,603	3,887,122

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenue also reflects the cost of energy and transmission.
(b)	Other revenue primarily includes transmission revenue from PJM. Other revenue includes rental revenues, revenues related to late payment charges, revenues from other utilities for mutual assistance programs and recoveries of remediation costs associated with MGP sites.
(c)	Includes operating revenues from affiliates totaling $3 million and $1 million for the three months ended June 30, 2016 and 2015, and $8 million and $2 million for the six months ended June 30, 2016 and 2015, respectively.

EXELON CORPORATION

PECO Statistics

Three Months Ended June 30, 2016 and 2015

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2016	2015	% Change	Weather- Normal % Change	2016	2015	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	2,909	3,021	(3.7)%	1.1%	$355	$365	(2.7)%
Small Commercial & Industrial	1,887	1,925	(2.0)%	(0.3)%	106	102	3.9%
Large Commercial & Industrial	3,770	3,784	(0.4)%	0.3%	65	54	20.4%
Public Authorities & Electric Railroads	205	214	(4.2)%	(4.2)%	9	8	12.5%

Total Retail	8,771	8,944	(1.9)%	0.3%	535	529	1.1%

Other Revenue (b)					52	53	(1.9)%

Total Electric Revenue (d)					587	582	0.9%

Natural Gas (in mmcfs)
Retail Deliveries and Sales
Retail Sales (c)	7,883	7,233	9.0%	(6.7)%	70	72	(2.8)%
Transportation and Other	5,906	5,431	8.7%	6.0%	7	7	—%

Total Natural Gas (d)	13,789	12,664	8.9%	(1.5)%	77	79	(2.5)%

Total Electric and Natural Gas Revenues					$664	$661	0.5%

Purchased Power and Fuel					$217	$237	(8.4)%

				% Change
	2016	2015	Normal	From 2015	From Normal
Heating and Cooling Degree-Days
Heating Degree-Days	469	330	466	42.1%	0.6%
Cooling Degree-Days	391	513	348	(23.8)%	12.4%

Six Months Ended June 30, 2016 and 2015

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2016	2015	% Change	Weather- Normal % Change	2016	2015	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	6,324	6,989	(9.5)%	1.2%	$766	$815	(6.0)%
Small Commercial & Industrial	3,912	4,087	(4.3)%	2.3%	225	217	3.7%
Large Commercial & Industrial	7,364	7,517	(2.0)%	(1.4)%	123	108	13.9%
Public Authorities & Electric Railroads	432	443	(2.5)%	(2.5)%	17	15	13.3%

Total Retail	18,032	19,036	(5.3)%	0.3%	1,131	1,155	(2.1)%

Other Revenue (b)					101	104	(2.9)%

Total Electric Revenue (d)					1,232	1,259	(2.1)%

Natural Gas (in mmcfs)
Retail Deliveries and Sales
Retail Sales (c)	34,994	42,095	(16.9)%	2.2%	256	368	(30.4)%
Transportation and Other	13,602	14,128	(3.7)%	3.3%	17	19	(10.5)%

Total Natural Gas (d)	48,596	56,223	(13.6)%	2.5%	273	387	(29.5)%

Total Electric and Natural Gas Revenues					$1,505	$1,646	(8.6)%

Purchased Power and Fuel					$537	$675	(20.4)%

				% Change
	2016	2015	Normal	From 2015	From Normal
Heating and Cooling Degree-Days
Heating Degree-Days	2,606	3,264	2,943	(20.2)%	(11.5)%
Cooling Degree-Days	396	513	349	(22.8)%	13.5%

Number of Electric Customers	2016	2015	Number of Natural Gas Customers	2016	2015
Residential	1,449,450	1,437,523	Residential	469,230	464,333
Small Commercial & Industrial	149,523	148,918	Commercial & Industrial	43,046	42,603

Large Commercial & Industrial	3,088	3,095	Total Retail	512,276	506,936
Public Authorities & Electric Railroads	9,813	9,803	Transportation	811	845

Total	1,611,874	1,599,339	Total	513,087	507,781

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenue also reflects the cost of energy and transmission.

(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenues.
(c)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.
(d)	Total electric revenue includes operating revenues from affiliates totaling $2 million and less than $1 million for the three months ended June 30, 2016 and 2015, respectively, and $4 million and less than $1 million for the six months ended June 30, 2016 and 2015, respectively. Total natural gas revenues includes operating revenues from affiliates totaling less than $1 million for both the three months ended June 30, 2016 and 2015, and the six months ended June 30, 2016, and $1 million for the six months ended June 30, 2015.

EXELON CORPORATION

BGE Statistics

Three Months Ended June 30, 2016 and 2015

	Electric and Natural Gas Deliveries			Revenue (in millions)
	2016	2015	% Change	2016	2015	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	2,616	2,635	(0.7)%	$324	$303	6.9%
Small Commercial & Industrial	692	780	(11.3)%	65	61	6.6%
Large Commercial & Industrial	3,417	3,467	(1.4)%	115	109	5.5%
Public Authorities & Electric Railroads	72	74	(2.7)%	9	8	12.5%

Total Retail	6,797	6,956	(2.3)%	513	481	6.7%

Other Revenue (b)(c)				71	60	18.3%

Total Electric Revenue				584	541	7.9%

Natural Gas (in mmcfs)
Retail Deliveries and Sales (d)
Retail Sales	17,672	13,885	27.3%	93	85	9.4%
Transportation and Other (e)	271	585	(53.7)%	3	2	50.0%

Total Natural Gas (f)	17,943	14,470	24.0%	96	87	10.3%

Total Electric and Natural Gas Revenues				$680	$628	8.3%

Purchased Power and Fuel				$261	$239	9.2%

				% Change
	2016	2015	Normal	From 2015	From Normal
Heating and Cooling Degree-Days
Heating Degree-Days	574	422	509	36.0%	12.8%
Cooling Degree-Days	219	317	257	(30.9)%	(14.8)%

Six Months Ended June 30, 2016 and 2015

	Electric and Natural Gas Deliveries			Revenue (in millions)
	2016	2015	% Change	2016	2015	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	6,095	6,808	(10.5)%	$753	$752	0.1%
Small Commercial & Industrial	1,466	1,625	(9.8)%	137	137	—%
Large Commercial & Industrial	6,635	6,906	(3.9)%	215	229	(6.1)%
Public Authorities & Electric Railroads	143	149	(4.0)%	18	16	12.5%

Total Retail	14,339	15,488	(7.4)%	1,123	1,134	(1.0)%

Other Revenue (b)(c)				141	120	17.5%

Total Electric Revenue				1,264	1,254	0.8%

Natural Gas (in mmcfs)
Retail Deliveries and Sales (d)
Retail Sales	56,256	60,762	(7.4)%	331	384	(13.8)%
Transportation and Other (e)	2,767	3,909	(29.2)%	14	26	(46.2)%

Total Natural Gas (f)	59,023	64,671	(8.7)%	345	410	(15.9)%

Total Electric and Natural Gas Revenues				$1,609	$1,664	(3.3)%

Purchased Power and Fuel				$634	$726	(12.7)%

				% Change
	2016	2015	Normal	From 2015	From Normal
Heating and Cooling Degree-Days
Heating Degree-Days	2,854	3,372	2,920	(15.4)%	(2.3)%
Cooling Degree-Days	219	317	257	(30.9)%	(14.8)%

Number of Electric Customers	2016	2015	Number of Natural Gas Customers	2016	2015
Residential	1,142,073	1,132,325	Residential	618,268	614,168
Small Commercial & Industrial	112,980	112,951	Commercial & Industrial	44,078	44,004

Large Commercial & Industrial	11,980	11,820	Total Retail	662,346	658,172
Public Authorities & Electric Railroads	281	286	Transportation	—	—

Total	1,267,314	1,257,382	Total	662,346	658,172

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenue also reflects the cost of energy and transmission.

(b)	Other revenue includes wholesale transmission revenue and late payment charges.
(c)	Includes operating revenues from affiliates totaling $2 million and $4 million for the three and six months ended June 30, 2016.
(d)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.
(e)	Transportation and other natural gas revenue includes off-system revenue of 271 mmcfs ($2 million) and 585 mmcfs ($3 million) for the three months ended June 30, 2016 and 2015, respectively. Transportation and other natural gas revenue includes off-system revenue of 2,767 mmcfs ($11 million) and 3,909 mmcfs ($25 million) for the six months ended June 30, 2016 and 2015, respectively.
(f)	Includes operating revenues from affiliates totaling $2 million and $1 million for the three months ended June 30, 2016 and 2015, respectively, and $5 million and $8 million for the six months ended June 30, 2016 and 2015, respectively.

EXELON CORPORATION

PEPCO Statistics

Three Months Ended June 30, 2016 and 2015

	Electric Deliveries			Revenue (in millions)
	2016	2015	% Change	2016	2015	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	1,760	1,899	(7.3)%	$220	$220	—%
Small Commercial & Industrial	348	307	13.4%	36	36	—%
Large Commercial & Industrial	3,631	3,897	(6.8)%	195	193	1.0%
Public Authorities & Electric Railroads	176	179	(1.7)%	8	8	—%

Total Retail	5,915	6,282	(5.8)%	459	457	0.4%

Other Revenue (b)				50	47	6.4%

Total Electric Revenue (c)				509	504	1.0%

Purchased Power				$152	$162	(6.2)%

				% Change
	2016	2015	Normal	From 2015	From Normal
Heating and Cooling Degree-Days
Heating Degree-Days	397	200	324	98.5%	22.5%
Cooling Degree-Days	452	676	475	(33.1)%	(4.8)%

Six Months Ended June 30, 2016 and 2015

	Electric Deliveries			Revenue (in millions)
	2016	2015	% Change	2016	2015	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	3,978	4,489	(11.4)%	$476	$486	(2.1)%
Small Commercial & Industrial	730	771	(5.3)%	73	73	—%
Large Commercial & Industrial	7,576	7,505	0.9%	395	379	4.2%
Public Authorities & Electric Railroads	364	363	0.3%	16	16	—%

Total Retail	12,648	13,128	(3.7)%	960	954	0.6%

Other Revenue (b)				101	95	6.3%

Total Electric Revenue (c)				1,061	1,049	1.1%

Purchased Power				$351	$373	(5.9)%

				% Change
	2016	2015	Normal	From 2015	From Normal
Heating and Cooling Degree-Days
Heating Degree-Days	2,407	2,691	2,494	(10.6)%	(3.5)%
Cooling Degree-Days	454	676	478	(32.8)%	(5.0)%

	2016	2015
Number of Electric Customers
Residential	771,541	739,440
Small Commercial & Industrial	53,345	53,413
Large Commercial & Industrial	21,401	20,515
Public Authorities & Electric Railroads	127	121

Total	846,414	813,489

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from Pepco and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from Pepco, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenues.
(c)	Includes operating revenues from affiliates totaling $1 million and $1 million for the three months ended June 30, 2016 and 2015, respectively, and $3 million and $2 million for the six months ended June 30, 2016 and 2015, respectively.

EXELON CORPORATION

DPL Statistics

Three Months Ended June 30, 2016 and 2015

	Electric and Natural Gas Deliveries			Revenue (in millions)
	2016	2015	% Change	2016	2015	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	1,038	1,009	2.9%	$143	$134	6.7%
Small Commercial & Industrial	532	675	(21.2)%	46	44	4.5%
Large Commercial & Industrial	1,164	1,159	0.4%	25	30	(16.7)%
Public Authorities & Electric Railroads	12	10	20.0%	3	3	—%

Total Retail	2,746	2,853	(3.8)%	217	211	2.8%

Other Revenue (b)				38	35	8.6%

Total Electric Revenue (c)				255	246	3.7%

Natural Gas (in mmcfs)
Retail Deliveries and Sales (d)
Retail Sales	2,072	1,731	19.7%	21	20	5.0%
Transportation and Other (e)	1,321	1,247	5.9%	5	5	—%

Total Natural Gas	3,393	2,978	13.9%	26	25	4.0%

Total Electric and Natural Gas Revenues				$281	$271	3.7%

Purchased Power and Fuel				$261	$239	9.2%

				% Change
	2016	2015	Normal	From 2015	From Normal
Heating and Cooling Degree-Days
Heating Degree-Days	551	408	490	35.0%	12.4%
Cooling Degree-Days	304	418	327	(27.3)%	(7.0)%

Six Months Ended June 30, 2016 and 2015

	Electric and Natural Gas Deliveries			Revenue (in millions)
	2016	2015	% Change	2016	2015	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	2,465	2,872	(14.2)%	$323	$350	(7.7)%
Small Commercial & Industrial	1,104	1,185	(6.8)%	95	94	1.1%
Large Commercial & Industrial	2,242	2,267	(1.1)%	50	53	(5.7)%
Public Authorities & Electric Railroads	26	23	13.0%	7	6	16.7%

Total Retail	5,837	6,347	(8.0)%	475	503	(5.6)%

Other Revenue (b)				83	77	7.8%

Total Electric Revenue (c)				558	580	(3.8)%

Natural Gas (in mmcfs)
Retail Deliveries and Sales (d)
Retail Sales	8,132	9,609	(15.4)%	74	99	(25.3)%
Transportation and Other (e)	3,289	3,572	(7.9)%	11	12	(8.3)%

Total Natural Gas	11,421	13,181	(13.4)%	85	111	(23.4)%

Total Electric and Natural Gas Revenues				$643	$691	(6.9)%

Purchased Power and Fuel				$298	$350	(14.9)%

				% Change
	2016	2015	Normal	From 2015	From Normal
Heating and Cooling Degree-Days
Heating Degree-Days	2,798	3,273	2,939	(14.5)%	(4.8)%
Cooling Degree-Days	307	418	328	(26.6)%	(6.4)%

Number of Electric Customers	2016	2015	Number of Natural Gas Customers	2016	2015
Residential	454,402	453,664	Residential	119,592	118,881
Small Commercial & Industrial	59,904	59,466	Commercial & Industrial	9,669	9,597

Large Commercial & Industrial	1,417	1,418	Total Retail	129,261	128,478
Public Authorities & Electric Railroads	643	645	Transportation	157	161

Total	516,366	515,193	Total	129,418	128,639

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from DPL and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from DPL, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenues.

(c)	Includes operating revenues from affiliates totaling $2 million and $2 million for the three months ended June 30, 2016 and 2015, respectively, and $4 million and $3 million for the six months ended June 30, 2016 and 2015, respectively.
(d)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from DPL and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from DPL, revenue also reflects the cost of natural gas.
(e)	Transportation and other revenue includes off-system natural gas sales and the short-term release of interstate pipeline transportation and storage capacity not needed to serve customers.

EXELON CORPORATION

ACE Statistics

Three Months Ended June 30, 2016 and 2015

	Electric Deliveries			Revenue (in millions)
	2016	2015	% Change	2016	2015	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	814	908	(10.4)%	$131	$147	(10.9)%
Small Commercial & Industrial	283	306	(7.5)%	39	42	(7.1)%
Large Commercial & Industrial	853	920	(7.3)%	50	50	—%
Public Authorities & Electric Railroads	9	11	(18.2)%	3	3	—%

Total Retail	1,959	2,145	(8.7)%	223	242	(7.9)%

Other Revenue (b)				47	43	9.3%

Total Electric Revenue (c)				270	285	(5.3)%

Purchased Power and Fuel				$261	$239	9.2%

				% Change
	2016	2015	Normal	From 2015	From Normal
Heating and Cooling Degree-Days
Heating Degree-Days	651	483	576	34.8%	13.0%
Cooling Degree-Days	258	366	285	(29.5)%	(9.5)%

Six Months Ended June 30, 2016 and 2015

	Electric Deliveries			Revenue (in millions)
	2016	2015	% Change	2016	2015	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	1,752	2,032	(13.8)%	$281	$322	(12.7)%
Small Commercial & Industrial	572	611	(6.4)%	78	82	(4.9)%
Large Commercial & Industrial	1,673	1,736	(3.6)%	101	99	2.0%
Public Authorities & Electric Railroads	24	23	4.3%	6	6	—%

Total Retail	4,021	4,402	(8.7)%	466	509	(8.4)%

Other Revenue (b)				95	109	(12.8)%

Total Electric Revenue (c)				561	618	(9.2)%

Purchased Power				$298	$338	(11.8)%

				% Change
	2016	2015	Normal	From 2015	From Normal
Heating and Cooling Degree-Days
Heating Degree-Days	2,921	3,524	3,099	(17.1)%	(5.7)%
Cooling Degree-Days	261	366	286	(28.7)%	(8.7)%

	2016	2015
Number of Electric Customers
Residential	483,044	483,024
Small Commercial & Industrial	60,928	60,915
Large Commercial & Industrial	3,806	3,859
Public Authorities & Electric Railroads	594	549

Total	548,372	548,347

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from ACE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from ACE, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenues.
(c)	Includes operating revenues from affiliates totaling $1 million and $1 million for the three months ended June 30, 2016 and 2015, respectively, and $2 million and $2 million for the six months ended June 30, 2016 and 2015, respectively.